UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                               Moore Medical Corp.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ]     No fee required.
[X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1)     Title of each class of securities to which transaction
                    applies:
                            Common Stock, par value $0.01 per share
        ------------------------------------------------------------------------
            (2)     Aggregate number of securities to which transaction applies:
                            3,356,809*
        ------------------------------------------------------------------------
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                            $12.00 per share in cash
        ------------------------------------------------------------------------
            (4)     Proposed maximum aggregate value of transaction:
                            $40,281,708
        ------------------------------------------------------------------------
            (5)     Total fee paid:
                            $8,056.34
        ------------------------------------------------------------------------


        * Includes 3,200,009 shares issued and outstanding as of February 24, 2004, plus 156,800 shares reserved for issuance upon exercise of outstanding options.


[X]     Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

            (1)     Amount Previously Paid:
        ------------------------------------------------------------------------
            (2)     Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
            (3)     Filing Party:

        ------------------------------------------------------------------------
            (4)     Date Filed:

                             [LOGO OF MOORE MEDICAL]


                              389 John Downey Drive
                                  P.O. Box 1500
                              New Britain, CT 06050
                               Tel: (860) 826-3600


                                                               February 27, 2004


Dear Stockholder:


You are cordially invited to attend a special meeting of stockholders to be held on Tuesday, March 30, 2004, at 11:00 a.m., local time, at 350 Park Avenue, 4th Floor, New York, New York 10022. At the special meeting, we will ask you to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 19, 2004, among McKesson Corporation ("McKesson"), Madison Acquisitions Inc., a wholly-owned subsidiary of McKesson, and Moore Medical Corp. ("Moore"), and approve the merger contemplated by that agreement.


If the merger agreement is adopted and the merger is completed, Moore will become a wholly-owned subsidiary of McKesson and you will receive $12.00 in cash for each share of your Moore common stock and associated preferred stock purchase rights.

Our Board of Directors has carefully considered the merger agreement and has determined that the terms of the merger agreement are fair to, and in the best interests of, our stockholders. Your Board of Directors has approved and declared advisable the merger agreement and recommends that you vote in favor of adoption of the merger agreement and approval of the merger.

Your vote is very important. We cannot complete the merger unless the merger agreement is adopted by holders of a majority of our outstanding shares. Whether or not you plan to attend the special meeting, we urge you to complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the special meeting.


This booklet provides you with detailed information about the proposed transaction and related matters. We urge you to read these documents carefully, including the appendices. In making your decision, you should carefully consider all of the information in the proxy statement, including the risk factors related to the merger that are described under the heading "Risk Factors" on page 12 of the proxy statement. If you have any questions about the merger, please call D.F. King & Co., Inc., toll-free at 1-800-347-4750.


On behalf of your Board of Directors, I thank you for your support and appreciate your consideration of this matter.

                                    Sincerely,

                                    Linda M. Autore
                                    President and Chief Executive Officer


This Proxy Statement is being first mailed to Moore stockholders on or about February 27, 2004.

                             [LOGO OF MOORE MEDICAL]

                              389 John Downey Drive
                                  P.O. Box 1500
                              New Britain, CT 06050
                               Tel: (860) 826-3600

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


     A Special Meeting of the stockholders of Moore Medical Corp. will be held at 350 Park Avenue, 4th Floor, New York, New York, on Tuesday, March 30, 2004, at 11:00 A.M., for the following purpose:


        1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 19, 2004, among McKesson Corporation, Madison Acquisitions Inc., a wholly-owned subsidiary of McKesson, and Moore Medical Corp., and approve the merger contemplated by that agreement. A copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice; and

        2. To consider and act upon any other matter which may properly come before the meeting or any adjournments thereof.


     Only stockholders of record at the close of business on February 24, 2004 will be entitled to vote at the Special Meeting, or any adjournments or postponements thereof. As of that date, there were 3,200,009 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting and during business hours from March 20, 2004 to the date of the Special Meeting at Moore's corporate headquarters.


     If a quorum is not present at the meeting, or a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the common stock represented at the meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the proposal in favor of an adjournment of the meeting and will vote those proxies required to be voted AGAINST the proposal against such adjournment.

     Your board of directors recommends that you vote to adopt the merger agreement and approve the merger.

                                            By Order of the Board of Directors

                                            Joseph Greenberger
                                            Corporate Secretary

389 John Downey Drive
P.O. Box 1500
New Britain, Connecticut 06050


February 27, 2004

                                 -- IMPORTANT --

     Whether you expect to attend the Special Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. In this way, if you are unable to attend in person, your shares can still be voted at the special meeting. If you attend the Special Meeting and wish to vote in person, you may withdraw your proxy card and do so.

                                TABLE OF CONTENTS


SUMMARY........................................................................1
  The Parties..................................................................1
  The Merger...................................................................2
  What Moore Stockholders Will Receive.........................................2
  Recommendation of the Board of Directors.....................................2
  Reasons for the Merger.......................................................2
  Stockholder Vote Required....................................................2
  The Special Meeting..........................................................2
  Moore Market Price Information...............................................3
  Opinion of Financial Advisor.................................................3
  Material Federal Income Tax Consequences of the Merger.......................4
  Regulatory Approvals.........................................................4
  Interests of Certain Persons in the Merger...................................4
  Dissenters' Appraisal Rights.................................................4
  Conditions to the Completion of the Merger...................................5
  Non-Solicitation Covenant....................................................6
  Termination of Merger Agreement..............................................6
  Termination Fee..............................................................7
  Procedures for Receipt of Merger Consideration...............................8

QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................9

RISK FACTORS..................................................................12

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................14

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING..............................15
  Matters Relating to the Meeting.............................................15
  Vote Required...............................................................16
  How to Vote.................................................................16
  Other Business; Adjournments................................................17

THE MERGER....................................................................18
  Background of the Merger....................................................18
  Reasons for the Merger; Recommendation of the Board of Directors............23
  Opinion of Lehman Brothers Inc..............................................26
  Material Federal Income Tax Consequences of the Merger......................32
  Regulatory Matters Relating to the Merger...................................34
  Appraisal Rights of Stockholders............................................34

INTERESTS OF CERTAIN PERSONS IN THE MERGER....................................39
  Employment and Severance Agreements.........................................39
  Change in Control Agreements................................................40

  Directors' And Officers' Indemnification and Insurance......................42

OWNERSHIP OF VOTING STOCK BY MANAGEMENT.......................................43

OWNERSHIP OF VOTING STOCK BY CERTAIN BENEFICIAL OWNERS........................44

THE MERGER AGREEMENT..........................................................45
  General.....................................................................45
  Closing Matters.............................................................45
  Consideration to be Received in the Merger..................................45
  Treatment of Stock Options..................................................45
  Exchange of Certificates in the Merger......................................46
  Covenants...................................................................46
  Employee Matters............................................................50
  Other Covenants and Agreements..............................................50
  Representations and Warranties..............................................51
  Conditions..................................................................53
  Termination of Merger Agreement.............................................54
  Termination Fee.............................................................55
  Amendments and Waivers......................................................55
  Expenses....................................................................56

ADDITIONAL INFORMATION FOR STOCKHOLDERS.......................................57
  Future Moore Stockholder Proposals..........................................57

  Nominating Procedures.......................................................57
  Where You Can Find More Information.........................................58


ANNEXES

  Annex A  Agreement and Plan of Merger
  Annex B  Opinion of Lehman Brothers Inc.
  Annex C  Text of 262 of Delaware General Corporation Law

                                     SUMMARY

This summary, together with the question and answer section, highlights important information discussed in greater detail elsewhere in this proxy statement. This summary may not contain all of the information you should consider before voting on the merger agreement. To more fully understand the merger, you should read carefully this entire proxy statement and all of its annexes before voting on whether to adopt the merger agreement and approve the merger. You can also refer to "Where You Can Find More Information" on page 58 for additional information about us.

THE PARTIES

MOORE MEDICAL CORP
389 John Downey Drive
P.O. Box 1500
New Britain, CT 06050
Tel: (860) 826-3600

Moore Medical Corp. ("Moore", "us", "we" or "our") is an Internet-enabled, multi-channel marketer and distributor of medical, surgical and pharmaceutical products to approximately 100,000 health care practices and facilities in non-hospital settings nationwide, including: physicians, emergency medical technicians, schools, correctional institutions, municipalities, occupational/industrial health doctors and nurses, and other specialty practice communities. We market to and serve our customers through direct mail, industry-specialized telephone support staff, field sales representatives, customer community affiliates and the Internet. Our direct marketing and distribution business has been in operation for 55 years. We operate principally from three distribution facilities located in the United States.

MCKESSON CORPORATION
One Post Street
San Francisco, California 94104
Tel: (415) 983-8300

McKesson Corporation is a Fortune 20 corporation providing supply, information and care management products and services designed to reduce costs and improve quality across the healthcare industry. McKesson conducts its business through three segments. Through its Pharmaceutical Solutions segment, it is a leading distributor of ethical and proprietary drugs, and health and beauty care products throughout North America. McKesson is also a leading provider of patient and payor services in the United States. McKesson's Medical-Surgical Solutions segment distributes medical-surgical supplies and equipment, and provides logistics and related services within the United States. McKesson's Information Solutions segment delivers enterprise-wide patient care, clinical, financial, supply chain, managed care and strategic management software solutions, as well as outsourcing and other services, to healthcare organizations throughout North America, certain European countries and the United Kingdom.

THE MERGER

Under the terms of the proposed merger, Madison Acquisitions Inc. (the "Merger Sub"), a wholly-owned subsidiary of McKesson formed for the purpose of the merger, will merge with and into Moore, and all of our outstanding shares and associated preferred stock purchase rights will be converted into the right to receive $12.00 in cash, without interest. As a result, Moore will become a direct wholly-owned subsidiary of McKesson.


The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully in its entirety as it is the legal document that governs the merger. For a summary of the merger agreement, see "The Merger Agreement" on page 45.


For a description of events leading to the approval of the merger agreement by our board of directors you should refer to "Background of the Merger" on page 18.

WHAT MOORE STOCKHOLDERS WILL RECEIVE


As a result of the merger, you will be entitled to receive $12.00 in cash, without interest, for each share of our common stock and associated preferred stock purchase rights you own. See "The Merger Agreement" on page 45.


RECOMMENDATION OF THE BOARD OF DIRECTORS


Your board of directors believes the merger is advisable, fair to you and in your best interests and recommends that you vote FOR the adoption of the merger agreement and approval of the merger. See "Reasons for the Merger; Recommendation of the Board of Directors" on page 23.


REASONS FOR THE MERGER


For a description of the reasons behind the board of directors' determination that the merger is in the best interests of our stockholders, you should refer to "Reasons for the Merger; Recommendation of the Board of Directors" on page 23.


STOCKHOLDER VOTE REQUIRED

Approval of the merger requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock.

THE SPECIAL MEETING


     . Date, Time and Place (page 15). The special meeting will be held on Tuesday, March 30, 2004, at 11:00 a.m., local time, at 350 Park Avenue, 4th Floor, New York, New York.

     . Record Date (page 15). The record date for determining the holders of shares of our outstanding common stock entitled to vote at the special meeting is February 24, 2004. On the record date, 3,200,009 shares of our common stock were outstanding and entitled to vote on the proposal to adopt the merger agreement and approve the merger.

     . Proxies (page 16). Shares of common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. If you properly execute your proxy but do not give instructions on how to vote your shares, your shares will be voted "FOR" the adoption of the merger agreement. Your proxy may be revoked at any time before it is voted.

     .    Procedure for Voting (page 16). You may vote in either of two ways:

          .    by completing and returning the enclosed proxy card, or

          .    by appearing at the special meeting.

     . Revocation of Proxies (page 16). If you complete and return the enclosed proxy card but wish to revoke it, you must either file with our Secretary a written, later-dated notice of revocation, send a later-dated proxy card relating to the same shares to us or our proxy solicitor at or before the special meeting or attend the special meeting and vote in person. Your attendance at the meeting will not, by itself, revoke your proxy.

For more detailed information concerning the special meeting, see "Information About the Special Meeting and Voting" on page 15.

MOORE MARKET PRICE INFORMATION


Our common stock is quoted on the American Stock Exchange under the symbol "MMD". On January 16, 2004, the last full trading day before the public announcement of the proposed merger, the closing sales price of our common stock price was $10.45. On February 26, 2004, the most recent practicable date prior to the mailing of this document, the closing sales price of our common stock price was $12.50.


OPINION OF FINANCIAL ADVISOR


In connection with the merger, our board of directors received the opinion of Lehman Brothers Inc. that the merger consideration is fair from a financial point of view to our stockholders. This opinion, which is attached as Annex B, sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. We encourage you to read this opinion in its entirety. See "Opinion of Lehman Brothers Inc." on page 26.


The Lehman Brothers opinion is directed to our board of directors and is not a recommendation to our stockholders with respect to any matter relating to the merger. The opinion speaks only as of its date and Lehman Brothers is under no obligation to confirm its opinion as of a later date.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


The receipt of cash by our stockholders will generally be a taxable transaction for U.S. Federal income tax purposes. Generally speaking, each stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash received and such stockholder's adjusted tax basis in its Moore common stock immediately prior to the merger. A holder's gain or loss will generally be capital gain or loss, and will generally be long-term capital gain or loss if our common stock exchanged in the merger had been held for more than one year at the time of the merger. See "Material Federal Income Tax Consequences of the Merger" on page 32.


The federal income tax consequences described above may not apply to some holders of our common stock, including some holders specifically referred to in "Material Federal Income Tax Consequences of the Merger". Your tax consequences will depend upon your own personal situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

REGULATORY APPROVALS


We are not aware of any material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate law of Delaware. See "Regulatory Matters Relating to the Merger" on page 34.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


In considering whether to vote in favor of the adoption of the merger agreement and approval of the merger, you should be aware that a number of our officers and directors may have interests in the merger that may be different from, or in addition to, their interests as Moore stockholders. These interests include accelerated stock option vesting and benefits under change in control arrangements. See "Interests of Certain Persons in the Merger" on page 39.


DISSENTERS' APPRAISAL RIGHTS

If you do not wish to accept the merger consideration of $12.00 for each share of your Moore common stock, then, if you:

     . make a written demand for appraisal of your shares prior to the vote at the special meeting,

     .    do not vote in favor of the merger,

     . continuously hold your shares of record through the date of the merger, and

     . otherwise comply with the procedures described in "Appraisal Rights of Stockholders,"


you will have the right under Delaware law to seek a judicial appraisal of your shares to determine their "fair value." A proxy received by us which is properly executed but does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, if you vote by proxy and wish to exercise appraisal rights, you must vote against the merger agreement or abstain from voting on the merger agreement. For a more detailed discussion of your appraisal rights, see "Appraisal Rights of Stockholders" on page 34.


CONDITIONS TO THE COMPLETION OF THE MERGER

The consummation of the merger depends upon the following conditions:

     .    Approval is obtained from our stockholders;

     . All required governmental consents and filings shall have been made or obtained;

     . No governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order that is in effect and has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger;

     . No pending or overtly threatened suit, action or proceeding asserted by any governmental entity challenging or seeking to restrain or prohibit the consummation of the merger, the effect of which restraint or prohibition if obtained would cause the condition set forth in the immediately preceding bullet point to not be satisfied;

     . All of our representations and warranties shall be true and correct except where the failure to be true and correct would not be reasonably likely to have a material adverse effect on us;

     . We shall have performed in all material respects all material obligations required to be performed by us under the merger agreement;

     . Since the date of the merger agreement, there shall not have occurred any change or event (whether alone or together with other changes or events occurring since the date of the merger agreement) that has had, or is reasonably likely to have, a material adverse effect on us;

     . There shall not be any suit, action or proceeding pending or threatened (in writing or otherwise directly communicated to us) by a governmental entity seeking to require McKesson or any of its subsidiaries to dispose of any assets that are material to McKesson and its subsidiaries, taken as a whole;

     . All representations and warranties of McKesson and Merger Sub shall be true and correct except where the failure to be true and correct would not be reasonably likely to materially adversely affect the ability of McKesson to effect the merger in accordance with the merger agreement; and

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

     . Each of McKesson and Merger Sub shall have performed in all material respects all material obligations required to be performed by it under the merger agreement.


See "The Merger Agreement" on page 45.


NON-SOLICITATION COVENANT


     We have agreed with McKesson that we will not solicit, encourage or initiate any "acquisition proposals" (as that term is defined on page 48) from a party other than McKesson. Nevertheless, our board of directors may, in response to any proposal from a third party that our board of directors determines to be reasonably likely to lead to a "superior offer" (as that term is defined on page
48), participate in discussions or negotiations regarding such proposal.


TERMINATION OF MERGER AGREEMENT

     The merger agreement may be terminated:

     .    by mutual consent;

     .    by either party if (a) the merger is not consummated by June 30, 2004,
          (b) stockholder approval is not obtained, or (c) any law, ordinance, regulation, code, rule, judgement, order, decree or arbitration award of any governmental entity permanently restraining, enjoining or otherwise prohibiting the merger shall become final and non-appealable;

     .    by us,

          . if (a) at any time prior to obtaining stockholder approval, if our board properly exercises its right to change its recommendation of the merger or (b) prior to the effective time of the merger, McKesson or Merger Sub has materially breached any representation, warranty or covenant contained in the merger agreement or if any representation or warranty of McKesson or Merger Sub would be untrue if made on any day prior to the effective time of the merger and such breach or untruth is not cured by McKesson or Merger Sub within 20 days of notice thereof;

     .    by McKesson,

          . if at any time prior to the time when the approval of our stockholders has been obtained, (a) our board withdraws or amends or modifies in a manner adverse to McKesson its approval or recommendation of the merger agreement, (b) we fail to include in the proxy statement the recommendation of our board in favor of the adoption and approval of the merger agreement and of the merger, (c) our board approves or recommends an acquisition proposal not made by McKesson or (d) there has been a material breach by us of our obligations to call the stockholders meeting and not solicit offers from third parties;

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

          . if at any time prior to the time when the approval of our stockholders has been obtained, (a) it has been made known to our stockholders that a third party has made or is considering an acquisition proposal and thereafter our board fails to reaffirm its recommendation in favor of the merger agreement and of the merger within 10 business days after McKesson so requests in writing, or (b) a third party commences a tender or exchange offer for our securities and our board shall not have sent to our stockholders, within 10 business days, a statement recommending rejection of such tender or exchange offer, provided that prior to terminating the merger agreement pursuant to this section, McKesson must give us 24 hours' prior written notice; or

          . if at any time prior to the effective time of the merger, whether before or after the time when the approval of our stockholders has been obtained, we have materially breached any representation, warranty or covenant contained in the merger agreement or if any representation or warranty of our company would be untrue if made on any day prior to the effective time of the merger and such breach or untruth is not cured by us within 20 days of notice thereof.

TERMINATION FEE

     The merger agreement provides for the payment by us to McKesson of a termination fee as follows:

     . if the merger agreement is terminated by (a) us after our board complies with the terms and conditions of the merger agreement and withdraws or withholds its recommendation for the merger agreement and the merger due to our receipt of a superior offer or (b) McKesson for the reasons contained in the first and second sub-bullet points under the fourth bullet point under "Termination of Merger Agreement" above, then Moore shall promptly (but in no event later than 2 business days after termination) pay to McKesson the lesser of its aggregate costs and expenses incurred in connection with the merger or $500,000; provided, that if within 12 months of termination any person other than McKesson and its affiliates consummates an "acquisition of the company" (as defined below), then we are obligated to pay McKesson a termination fee equal to $1,200,000 less any amount paid as provided above; or

     . if the merger agreement is terminated by us or McKesson because (a)(i) an acquisition proposal has been made and is made known to our stockholders generally or publicly announced and stockholder approval of the merger is not obtained at the special meeting or (ii) if we materially and willfully breach any covenant contained in the merger agreement and (b) if within 12 months of termination any person other than McKesson and its affiliates consummates an "acquisition of the company," then we are obligated to pay McKesson a termination fee of $1,200,000 on or before the consummation of such acquisition of the company.

     An "acquisition of the company" means any of the following transactions involving Moore: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving our company pursuant to which our stockholders immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by us of assets representing in excess of 50% of the aggregate fair market value of our business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the party or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of our capital stock.

PROCEDURES FOR RECEIPT OF MERGER CONSIDERATION

You should NOT send your share certificates to us or to the proxy solicitor now. Shortly after the merger is completed, the exchange agent appointed by McKesson will send you written instructions explaining how to exchange your Moore common stock certificates for the merger consideration.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   What is the proposed transaction?

A: Under the terms of the proposed merger agreement with McKesson, Merger Sub will be merged with and into us, with Moore emerging as the surviving corporation and a wholly-owned subsidiary of McKesson. After the merger is completed our common stock will cease to be traded on the American Stock Exchange.

Q:   What will I receive if the merger is completed?

A: You will have the right to receive $12.00 in cash, without interest, for each share of your Moore common stock and associated preferred stock purchase rights.

Q:   Does the Board of Directors recommend adoption of the merger agreement?

A: Yes. After careful consideration, your board of directors recommends that the stockholders vote in favor of adoption of the merger agreement and approval of the merger.

Q:   Will I receive any stock as a result of the merger?

A: No. You will not have any further ownership of Moore, and you will not receive any McKesson stock, if the merger is consummated.

Q:   What will happen to Moore stock options as a result of the merger?


A: The holders of all of our outstanding vested or unvested and unexercised stock options will receive a cash amount equal to the product of the excess of the $12.00 per share price paid by McKesson for each outstanding share of our common stock over the exercise price of the relevant stock options, multiplied by the number of underlying shares of our common stock with respect to which the stock options had not been exercised prior to the effective time of the merger. As of February 24, 2004, there were 156,800 shares of our common stock subject to issuance upon exercise of the options granted under our stock option plans.


Q:   What happens if the merger is not completed?

A: If the merger is not completed, both companies will continue to operate as independent companies. We may be required to pay a termination fee to McKesson if the merger is not completed for certain reasons.

Q:   When do you expect the merger to be completed?

A: We are working to complete the merger in the second quarter of 2004. However, it is possible that factors outside our control could cause the merger to be completed at a later time. We hope to complete the merger as soon as reasonably practicable. In addition, subject to certain exceptions, either we or McKesson may terminate the merger agreement if the merger is not completed by June 30, 2004.

Q: What is the vote required to adopt the merger agreement and approve the merger?


A: Under Delaware law and our certificate of incorporation, the standard required to adopt the merger agreement and approve the merger is the affirmative vote of a majority of the outstanding shares of Moore common stock. This means that the affirmative vote of at least 1,600,005 shares of our common stock is required for adoption of the merger agreement.


Q:   When and where is the special stockholder meeting?


A: The special meeting of Moore stockholders will take place on Tuesday, March 30, 2004 at 350 Park Avenue, 4th Floor, New York, New York, at 11:00 a.m. local time.


Q:   What do I need to do now?

A: After you carefully read this document, mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. In order to assure that your vote is obtained, please vote your proxy as instructed on the proxy card even if you currently plan to attend the special meeting in person.

Q:   Can I change my vote after I have mailed my proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

     .    timely delivery of a valid, later-dated proxy;

     . written notice to our Secretary before the meeting that you have revoked your proxy; or

     .    voting by ballot at the special meeting.

Q:   What happens if I do not return a proxy card?

A: Failure to return your proxy card will have the same effect as voting against the merger, unless you attend and vote in person at the special meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: No. If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the adoption of the merger agreement. If you do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at the special meeting with a legal, valid proxy from the record holder. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet voting.

Q:   Should I send in my stock certificates now?

A: No. If the merger is completed, McKesson will send you written instructions for exchanging your Moore common stock certificates for cash.

Q:   Am I entitled to appraisal rights?

A: Yes. If you make a written demand for appraisal of your shares prior to the vote at the special meeting, do not vote in favor of the adoption of the merger agreement, continue to hold your shares of record through the date of the merger and otherwise follow the procedural requirements of the Delaware General Corporation Law, you will be entitled to have your shares appraised by the Delaware Court of Chancery and receive the fair value of your shares in cash, as determined by the Court.

Q: Who can help me answer my questions about the special meeting or the merger?

A: If you have questions about the special meeting or the merger, including the procedures for voting your shares, you should contact:


        D.F. King & Co., Inc.
        48 Wall Street
        New York, NY 10005

        (212) 269-5550 (collect)
        (800) 347-4750

                                  RISK FACTORS

You should carefully consider the following factors and the other information in this proxy statement before voting on the proposal to adopt the merger agreement and approve the merger.

We cannot assure you that the merger will provide you with greater value than if Moore continues as an independent public company.


Upon completion of the merger, our stockholders will have the right to receive $12.00, without interest, for each outstanding share of our common stock held by such stockholder. The closing price per share of our common stock on the American Stock Exchange on January 16, 2004, the last trading day before we entered into the merger agreement with McKesson, was $10.45. During the 12-month period ending on February 26, 2004, the most recent date prior to the mailing of this proxy statement, the closing price of our common stock varied from a low of $5.61 to a high of $14.97 and ended that period at $12.50. We are unable to predict with certainty our future prospects or the market price of our common stock. Therefore, we cannot assure you that the merger will provide greater value to you than you would have if Moore continued as an independent public company.


Failure to complete the merger could have a negative impact on the market price of our common stock and on our business.

If the merger is not completed, the price of our common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed. In addition, our business and operations may be harmed to the extent that customers, suppliers and others believe that we cannot compete effectively in the marketplace without the merger. We also will be required to pay significant costs incurred in connection with the merger, whether or not the merger is completed. Moreover, under specified circumstances we may be required to reimburse McKesson for its costs and expenses up to $500,000 in connection with a termination of the merger agreement, whether or not we complete a business combination with a third party.

The "no solicitation" restrictions and the termination fee provisions in the merger agreement may discourage other companies from trying to acquire Moore.

While the merger agreement is in effect, subject to specified exceptions, we are prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than McKesson. In addition, in the merger agreement, we agreed to pay a termination fee to McKesson in specified circumstances, including circumstances where a third party acquires or seeks to acquire Moore. These provisions could discourage other parties from trying to acquire our company even though those other parties might be willing to offer greater value to our stockholders than McKesson has offered in the merger agreement.

Our directors and officers have potential conflicts of interest that may have influenced their decision to support the merger.

You should be aware of potential conflicts of interest, and the benefits available to directors and officers of Moore, when considering the board's recommendation of the merger. The directors and officers of Moore have interests in the merger that are in addition to, or different from, their interests as Moore stockholders. The Moore board was aware of these conflicts of interest when it approved the merger. These interests relate to:

     .    Receipt of certain benefits under change in control agreements; and

     . Rights to directors' and officers' insurance coverage and to indemnification with respect to acts and omissions in their capacities as directors and officers of Moore.


See "Interests of Certain Persons in the Merger" on page 39.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains statements about future events and expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs, assumptions and expectations about our company and our industry, taking into account the information that is currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties. Forward-looking statements include the information in this document, specifically, regarding:

..    projections                      .    the economy

..    efficiencies/cost avoidance      .    future economic performance

..    cost savings                     .    conditions to, and the timetable for,
                                           completing the merger

..    income and margins               .    future acquisitions

..    future earnings per share        .    management's plans

..    growth                           .    business portfolios

..    economies of scale

     Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. We qualify any forward-looking statements entirely by these cautionary factors, and readers are cautioned not to place undue reliance on forward-looking statements.

     The words "believe," "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "intend," "project," "objective," "seek," "strive," "might," "seeks," "likely result," "build," "grow," "plan," "goal", "expand," "position," or similar words, or the negatives of these words, or similar terminology, identify forward-looking statements.

     The forward-looking statements contained in this report only speak as of the date of this Proxy Statement. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statements to reflect any change in management's expectations or any change in events, conditions or circumstances on which the forward-looking statements are based.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING


We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of our stockholders. We are first mailing this proxy statement and accompanying form of proxy to Moore stockholders on or about February 27, 2004.


MATTERS RELATING TO THE MEETING


Time and Place:               11:00 a.m. local time, on Tuesday, March 30, 2004,
                              at 350 Park Avenue, 4th Floor, New York, New York
                              10022.


The Purpose of Meeting:       To vote on a proposal to adopt the merger
                              agreement and approve the merger as described in "The Merger."


Record Date:                  The record date for shares entitled to vote is
                              February 24, 2004.

Outstanding Shares Held       As of February 24, 2004, there were approximately
on Record Date:               3,200,009 shares of our common stock outstanding.

Shares Entitled to Vote:      Shares entitled to vote are the shares of our
                              common stock held at the close of business on the record date, February 24, 2004.


                              Each share of our common stock that you own on the record date entitles you to one vote. Shares held by us in our treasury are not voted.

Quorum Requirement:           A quorum of stockholders is necessary to hold a
                              valid meeting.

                              The presence in person or by proxy at the special meeting of holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting constitutes a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by us in our treasury do not count toward a quorum.

                              A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.


Shares Beneficially Owned     746,313 shares of our common stock, which
by our Directors and          represent approximately 23% of the outstanding
Executive Officers as of      shares of our common stock as of February 24,
February 24, 2004:            2004.

VOTE REQUIRED

     Adoption of the merger agreement and approval of the merger requires the affirmative vote of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes have the same effect as a vote against the adoption of the merger agreement.

HOW TO VOTE

     You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the meeting.

     Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposal or abstain from voting.


     How to Vote by Proxy. Mark your proxy, date and sign it, and return it to D.F. King & Co., Inc. in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy card to Moore Medical Corp., 389 John Downey Drive, P.O. Box 1500, New Britain, Connecticut 06050, Attention:
John M. Zinzarella, Chief Financial Officer.


     If you submit your proxy but do not make a specific choice, your proxy will follow the board of directors' recommendation and vote your shares "FOR" the adoption of the merger agreement and approval of the merger.

     Revoking Your Proxy. You may revoke your proxy at any time before it is voted by:

     .    timely delivery of a valid, later-dated proxy;

     . written notice to our Secretary before the special meeting that you have revoked your proxy; or

     .    voting by ballot at the special meeting.


     Voting in Person. If you plan to attend the special meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on February 24, 2004, the record date for voting.


     Proxy Solicitation. We will pay our own costs of soliciting proxies, except that we are sharing equally with McKesson the expense of printing and mailing this proxy statement. In addition to this mailing, proxies may be solicited by our directors, officers or employees in person or by telephone or electronic transmission.


     We have retained D.F. King & Co., Inc., to assist us in the distribution and solicitation of proxies. We will pay D.F. King & Co., Inc., a fee of approximately $7,000, plus reasonable expenses for these services.

     The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay by mail. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

     Do not send in any stock certificates with your proxy cards. A letter of transmittal with instructions for surrendering your Moore stock certificates will be mailed to you as soon as practicable after the completion of the merger.

OTHER BUSINESS; ADJOURNMENTS

     Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting, unless our board of directors fixes a new record date for the adjourned meeting.

     We may also adjourn or postpone the meeting to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement is provided to our stockholders in advance of a vote on the merger and the merger agreement.

     If a quorum is not present at the meeting, or a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the common stock represented at the meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the proposal in favor of an adjournment of the meeting and will vote those proxies required to be voted AGAINST the proposal against such adjournment.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Our board of directors has periodically assessed strategic options in light of increasing competition in the health care product supply and distribution industry with the objective of enhancing stockholder value. Among other things, our board has assessed our prospects for growth given our relative small size in the industry and inherent competitive disadvantage in purchasing and distribution in an increasingly consolidating market, and determined that alternative strategies for maximizing stockholder value should be explored. On August 16, 2003, we engaged Lehman Brothers Inc. to act as financial advisor with respect to strategies to maximize stockholder value, including a possible sale of Moore.

     On August 28, 2003, as a result of an earlier telephone call from a representative of McKesson to one of our directors, a representative of McKesson met with Linda M. Autore, our President and Chief Executive Officer, to discuss McKesson's interest in a possible business combination between us and McKesson.

     On September 17, 2003, certain members of our board met with our financial advisors to discuss several alternatives for maximizing stockholder value, including a possible sale of the company. In light of the uncertainty and disruption that would be created for our employees, customers and suppliers if a broad solicitation of potential buyers was conducted and based upon historical conversations between our senior management with various potential buyers, including McKesson, the board concluded that McKesson would be the buyer most likely to offer the greatest value for us and therefore instructed Lehman Brothers to contact McKesson regarding its interest in acquiring our company.

     Following the meeting of September 17, 2003, Lehman Brothers approached McKesson on our behalf regarding McKesson's interest in pursuing an acquisition of Moore. McKesson indicated an interest in discussing an acquisition of our company.

     On October 7, 2003, we entered into a confidentiality agreement with McKesson.

     On October 9, 2003, representatives of our company met in Chicago, Illinois with representatives of McKesson and discussed the possibility of a business combination between McKesson and Moore. McKesson verbally indicated that it would like to explore an acquisition of Moore and offered a price of $9.00 per share in cash, subject to the completion of a due diligence review of Moore. At the meeting, our representatives explained that the $9.00 proposal was inadequate.

     On October 14, 2003, McKesson delivered a letter to us proposing to acquire our company at a price of $11.50 per share in cash, subject to the completion of a due diligence review of our company and our entering into an exclusivity agreement. Our board met and instructed management and its financial advisors to advise McKesson that the $11.50 proposal was inadequate and that Moore would not enter into an exclusivity agreement. Our financial advisor thereafter continued to negotiate with McKesson's management regarding the price McKesson would offer to acquire our company.

     On October 20, 2003, McKesson verbally offered to acquire our company at $12.00 per share in cash, subject to the completion of a due diligence review of Moore. In addition, McKesson expressly stated that if we entered into negotiations with any third party regarding the acquisition of our company, McKesson would rescind its offer and negotiations would be discontinued.

     On October 22, 2003, our board met via teleconference to consider McKesson's proposal. During the meeting, representatives of Lehman Brothers presented a preliminary analysis of the financial terms of McKesson's proposal. Based on these discussions, the board concluded that it would be in the best interests of our stockholders to authorize Moore management and Lehman Brothers to continue their negotiations with McKesson and to permit McKesson to conduct a due diligence review of our company.

     On October 29, 2003, McKesson commenced its due diligence review of us. Between November 3, 2003 and November 18, 2003, we provided McKesson representatives access to due diligence materials requested by McKesson and our management made itself available to answer due diligence questions from McKesson's representatives. During this time, our management team made presentations regarding our business to McKesson's representatives. Thereafter, additional due diligence materials were provided to McKesson.

     On November 5, 2003, our legal counsel, Cadwalader, Wickersham & Taft LLP, delivered a draft merger agreement to McKesson, and its legal counsel, Pillsbury Winthrop LLP.

     On November 5, 2003, SJ Strategic Investments LLC delivered a letter to us indicating that it was interested in acquiring our company and requesting that we enter into an exclusivity agreement with SJ Strategic Investments. SJ Strategic Investments indicated that it was proposing to purchase all of our outstanding common stock at $10.00 per share in cash, subject to satisfactory completion of due diligence, board approval and execution of mutually acceptable definitive documentation. On November 10, 2003, we responded that we had no interest in pursuing a transaction with SJ Strategic Investments at that time.

     On November 11, 2003, Ms. Autore received a telephone call from a company ("Company #1") indicating an interest in acquiring our company. Such indication of interest did not include any statement regarding the price that company was prepared to offer.

     On November 13, 2003, SJ Strategic Investments delivered a letter to us in which it again expressed an interest in acquiring us on the same terms specified in its letter dated November 5, 2003.

     On November 14, 2003, our board met to discuss the status of McKesson's due diligence review, as well as the proposal made by SJ Strategic Investments and the expression of interest by Company #1. After discussions with management and with our legal and financial advisors, the board instructed management and its advisors to continue to respond to McKesson's diligence requests and to notify McKesson that we had received such expressions of interest.

     On November 18, 2003, we wrote to SJ Strategic Investments acknowledging receipt of the November 13, 2003 letter. On November 20, 2003, we received a letter from SJ Strategic Investments in which SJ Strategic Investments reiterated its offer of $10.00 per share in cash subject to satisfactory completion of due diligence, board approval and execution of mutually acceptable definitive documentation.

     In mid-November, 2003, Ms. Autore received telephone calls on behalf of two other third parties ("Company #2" and "Company #3") each indicating an interest in discussing an acquisition of our company. Neither company specified a price at which it would be interested in acquiring us.

     On November 18, 2003, McKesson delivered a draft merger agreement to us.

     On November 21, 2003, our board met to receive an update on the indications of interest received from third parties. The board also discussed with our legal and financial advisors the draft merger agreement we received from McKesson. The board considered the advantages and disadvantages of continuing negotiations solely with McKesson, taking into account the indications of interest received from others and McKesson's stated position that it would discontinue negotiations and rescind its $12.00 offer if we entered into discussions with any third party. After discussions with our legal and financial advisors, the board instructed management and its advisors to continue negotiations with McKesson and notify McKesson that if an agreement was not reached by December 2, 2003, we would pursue strategic alternatives with third parties at that time.

     On November 26, 2003, our board met to discuss the status of negotiations with McKesson. Our legal and financial advisors reported that McKesson was considering our position on several issues raised by McKesson's proposed merger agreement. They also reported that McKesson had further due diligence requests. In addition, management reported on recent communications with SJ Strategic Investments and other third parties that had expressed an interest in discussing an acquisition of our company. After discussion, the board instructed management and our advisors to provide McKesson with such additional data as may be reasonably requested by it to complete its due diligence review of us.

     In late November, 2003, Ms. Autore received a telephone call on behalf of Company #1 indicating an interest in discussing an acquisition of our company.

     On December 2, 2003, our board met to discuss the status of negotiations with McKesson. Management reported on the status of McKesson's due diligence review. Our legal advisors reported that while some progress had been made with respect to the merger agreement, several significant issues remained unresolved and that negotiations over the terms of the merger agreement continued to be difficult and protracted.

     On December 8 and 9, 2003, a representative of McKesson met with a representative of Lehman Brothers to negotiate unresolved issues in the merger agreement. McKesson also made additional due diligence inquiries of us.

     On December 15, 2003, SJ Strategic Investments delivered a letter to us indicating that it was interested in acquiring our company and that it was prepared to offer $12.50 per share in cash, subject to a due diligence review of our company and negotiation of a definitive agreement.

     On December 15, 2003, Company #2 delivered a letter to us in which it again expressed an interest in acquiring us. In the letter, Company #2 stated that it would be prepared to offer a cash amount that would represent a premium to our stock's 50 day moving average but did not indicate a specific price that it was prepared to offer. The proposal was subject to customary conditions, including, among other things, satisfactory completion of due diligence.

     On December 19, 2003, our board met to discuss the status of negotiations with McKesson and the additional indications of interest received from third parties, including the December 15, 2003 letter in which SJ Strategic Investments made a preliminary and conditional proposal to acquire our company at a price of $12.50 per share in cash. Our legal advisors indicated that the open issues in the merger agreement were narrowed. In light of the progress that had been made with McKesson and the uncertainty surrounding whether SJ Strategic Investments would make a binding and unconditional offer at $12.50 per share following a due diligence review of an unspecified period of time, the board instructed management and its advisors to continue negotiations with McKesson over the year-end holidays to determine if a definitive agreement could be reached.

     On January 5, 2004, our board met to discuss the status of negotiations with McKesson and the additional indications of interest received from third parties. After a full discussion of the issues, the board instructed management and its advisors to continue negotiations with McKesson and determine whether a definitive agreement could be reached by January 8, 2004, and if such agreement was not reached by January 8, 2004, the board instructed management to issue a press release announcing that we had engaged Lehman Brothers to explore strategic alternatives to maximize stockholder value, including the possible sale of our company.

     Negotiations continued with McKesson over the terms of the merger agreement and on January 8, 2004 our legal and financial advisors advised management that they believed it was reasonably likely that a definitive agreement could be reached with McKesson.

     Between January 8 and January 17, 2004, our legal and financial advisors continued to negotiate the terms of the merger agreement with McKesson's representatives.

     On January 14, 2004, at the request of SJ Strategic Investments, representatives of Moore met with representatives of SJ Strategic Investments at our headquarters for a tour of our facilities. While SJ Strategic Investments indicated that it was waiting for a response to its proposal, there was no negotiation or discussion of such proposal.

     On January 16, 2004, the McKesson board of directors met and approved the transaction with Moore. On that same day, one of our directors received a telephone call and an email from an individual acting as broker on behalf of Company #2. That individual expressed Company #2's interest in discussing an acquisition of us and indicated that Company #2 would be willing to offer at least $11.50 per share in cash for each outstanding share of our common stock, subject to the same conditions as set forth in their letter to Moore dated December 15, 2003.

     Over the weekend of January 17, 2004, counsel for McKesson and Moore negotiated the final terms of the merger agreement.

     On January 19, 2004, our board met to discuss the proposed merger agreement with McKesson. Lehman Brothers presented detailed analysis of the proposed transaction and rendered its oral opinion, subsequently confirmed in writing, that, as of such date, the consideration proposed to be paid to our stockholders in the merger was fair, from a financial point of view, to such stockholders. At the meeting, after considering the presentation by Lehman Brothers, the expressions of interest from SJ Strategic Investments and Companies #1, #2 and #3, the other factors described below under "Reasons for the Merger," including the board's ability to accept a better offer after the execution of the proposed merger agreement with McKesson if one emerged, and McKesson's stated position that it would discontinue negotiations and rescind its $12.00 offer if we entered into discussions with any third party, the board concluded that an executed, all-cash transaction with McKesson at $12.00 per share that would likely close in early 2004 would be in the best interests of our stockholders. The board therefore approved the proposed merger with McKesson. Following the board meeting on January 19, 2004, we and McKesson executed the merger agreement.

     Prior to the opening of business on January 20, 2004, McKesson and Moore issued a joint press release announcing the signing of the merger agreement. On that same day, we filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing that McKesson had agreed to acquire us and attaching a copy of the merger agreement as an exhibit thereto.

     On January 21, 2004, SJ Strategic Investments delivered a letter to us stating that it was increasing its offer to purchase all of the outstanding shares of our common stock at a price of $15.00 per share, subject to a due diligence review of our company and a requirement that our board amend our rights plan such that it would be rendered inapplicable to SJ Strategic Investments. In a Schedule 13D filing with the Securities and Exchange Commission dated January 21, 2004, SJ Strategic Investments reported that it had purchased 300,000 shares of our common stock on January 20, 2004 at an average price of $11.991 per share and that its total holdings of our common stock numbered 312,400, or 9.8% of the outstanding shares of common stock.

     On January 22, 2004, our board met to discuss the offer from SJ Strategic Investments contained in the January 21, 2004 letter. After discussions with our financial and legal advisors, our board determined that such offer is reasonably likely to result in a superior offer and, pursuant to the terms of the merger agreement, instructed our legal advisors to advise McKesson in writing to this effect.

     On January 26, 2004, Clinical Data, Inc. delivered a letter to us in which it expressed an interest in entering into a business combination with us in which our stockholders would hold less than 50% of the equity interests in the surviving or resulting entity. Clinical Data indicated that it was prepared to make an offer of its stock with a purported value of between $13.00 and $14.00 per share of our common stock, subject to the completion of a due diligence review, the receipt of all required approvals and the execution of all transaction agreements.


     On January 27, 2004, we entered into a confidentiality agreement with SJ Strategic Investments. On January 29, 2004, SJ Strategic Investments commenced its due diligence review of our company.

     On February 2, 2004, our board met to discuss, among other things, the letter received from Clinical Data on January 26, 2004. After consulting with our financial and legal advisors, our board determined that, based upon such letter, Clinical Data's proposal is not reasonably likely to result in an offer that is superior to the McKesson transaction.


     On February 12, 2004, SJ Strategic Investments filed with the Securities and Exchange Commission an amendment to its Schedule 13D disclosing that it had concluded that it would not pursue its offer.

     On February 13, 2004, we issued a press release in which we announced that SJ Strategic Investments had informed us that it did not intend to pursue its offer and that we intended to move forward to complete the McKesson transaction.


     On February 23, 2004, we received a second letter from Clinical Data in which it expressed an interest in entering into a business combination with us. Clinical Data indicated that it was prepared to make an offer of 0.698 shares of its common stock for each issued and outstanding share of our common stock, subject to the completion of a due diligence review, the receipt of all required approvals and the execution of all transaction agreements.


     On February 25, 2004, our board met to discuss, among other things, the letter received from Clinical Data on February 23, 2004. After consulting with our financial and legal advisors, our board determined that Clinical Data's proposal was not, and was not reasonably likely to result in, an offer that is more favorable to our stockholders than the terms of the merger. In reaching such determination, our board was advised and noted, among other things, that
(i) based on Clinical Data's closing share price on February 25, 2004, the implied value of Clinical Data's proposal would be $12.42 per share of our common stock, (ii) based on Clinical Data's closing share price on February 20, 2004, the last trading day prior to its February 23, 2004 letter, the implied value of Clinical Data's proposal would be $9.07 per share of our common stock,
(iii) for the periods ending February 25, 2004, the 30-day and 60-day averages of Clinical Data's closing share price indicate that the implied value of Clinical Data's proposal would be $8.25 and $7.62, respectively, per share of our common stock, (iv) Clinical Data's stock closed at $22.70 per share on February 23, 2004, which was 75% higher than its $13.00 closing price on the previous trading day and (v) Clinical Data's stock is highly illiquid with a high concentration of insider ownership and an average daily trading volume for the past month of approximately 3,000 shares, excluding shares traded on February 23, 2004 and February 24, 2004.

     Before we had the opportunity to communicate our board's determination to Clinical Data, we received a third letter from Clinical Data on February 26, 2004 in which it indicated that it was prepared to add $2.00 per share in cash to its offer of 0.698 shares of its common stock for each issued and outstanding share of our common stock, subject to the completion of a due diligence review, the receipt of all required approvals and the execution of all transaction agreements. Our board will consider and evaluate Clinical Data's revised proposal consistent with its obligations under the merger agreement. There can be no assurance that Clinical Data will make an unconditional offer to acquire us or that any such offer, if made, will be at a price greater than the price specified in the merger agreement.


REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     At its meeting on January 19, 2004, our board of directors:

          . determined that the merger agreement and the merger with McKesson are advisable and fair to, and in the best interests of, Moore and its stockholders;

          .    approved the merger agreement with McKesson;

          . directed that the proposed transaction be submitted for consideration by our stockholders; and

          . recommended that our stockholders vote FOR adoption of the merger agreement and approval of the merger.

     In the course of reaching its decision to approve the merger agreement, the board of directors consulted with our management, as well as our legal counsel and financial advisors, and considered the following material factors, among others:

          . Our board's determination that a sale would provide greater stockholder value than continuing to execute our strategy as an independent company, in light of the following:

               . our more limited prospects for growth as a result of our relative small size in the industry and inherent competitive disadvantage in purchasing and distribution in an increasingly consolidating market; and

               . that the costs and expenses necessary to maintain our infrastructure and remain a public company limits our profitability.

          . The consideration to be received by our stockholders under the merger agreement represents a premium of 54.4 percent over the average closing price for our common stock for the 30 days ending January 16, 2004 and a premium of 62.4 percent over the average closing price for our common stock for the 60 days ending January 16, 2004.

          . The recent and historical stock price performance of our common stock.

          . The negotiations which took place between us and McKesson with respect to the merger consideration and the belief by the board that the merger consideration was the highest price that McKesson would agree to pay.

          . The analyses, presentations and opinion of Lehman Brothers to the effect that, as of the date of the opinion and subject to the matters set out in its opinion, the merger consideration was fair from a financial point of view to our stockholders.

          .    That the merger consideration would be all cash.

          . The uncertainty surrounding the unsolicited third party offers received by us and the board's determination that the potential benefit to our stockholders of negotiating with such third parties did not outweigh the significant and reasonably foreseeable downside risks to our stockholders if we had entered into negotiations with third parties and, as a result, McKesson had rescinded its offer and discontinued negotiations as it stated it would and, as such, our stockholders were not given the opportunity to realize the value contemplated by the merger with McKesson. In particular:

               . there could be no guarantee that any such third party would make a bona fide, unconditional offer (following an unspecified period of time to conduct a due diligence review of our company) to acquire us at a price superior to McKesson's offer; and

               . prior to the execution of the merger agreement, Moore had not received an offer from a third party that the board had determined offered greater value to our stockholders.

          .    The terms of the merger agreement, including:

               . the fact that McKesson's obligations under the merger agreement are not conditioned on its obtaining financing; and

               . our board's ability, should we receive a superior third party offer, to furnish information to and conduct negotiations with a third party and, subject to the termination fee requirements, enter into an agreement relating thereto.

          . Our board's view that the amount of the termination fee, and the circumstances under which such fee would be payable to McKesson pursuant to the merger agreement, are reasonable considering that:

               . McKesson was only willing to make its proposal on the express condition that we agree to such a termination fee upon the terms set forth in the merger agreement; and

               . our board believed that the amount of the termination fee would not be likely to deter potentially interested third parties from pursuing a strategic transaction with us.

          . The availability of appraisal rights under the Delaware General Corporation Law to stockholders who dissent from the merger, which provides stockholders who dispute the adequacy of the merger consideration with an opportunity to have a court determine the fair value of their shares.

          . The high likelihood that the proposed transaction would be consummated, in light of the fact that there are no unusual requirements or conditions to the merger and McKesson has the financial resources to consummate the merger expeditiously.

     In view of the variety of factors and the amount of information considered, our board of directors did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors as a whole. In addition, individual members of our board of directors may have given different weights to different factors.

YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, MOORE AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

OPINION OF LEHMAN BROTHERS INC.

     On January 19, 2004, Lehman Brothers rendered its opinion to our board of directors that as of such date and, based upon and subject to matters stated in its opinion, from a financial point of view, the consideration to be offered to our stockholders in the merger is fair to such stockholders. For purposes of the Lehman Brothers opinion, the consideration to be offered in the merger was defined as $12.00 per share in cash.

     The full text of Lehman Brothers' opinion, dated January 19, 2004, is attached as Annex B to this proxy statement. Stockholders should read such opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of the Lehman Brothers opinion and the methodology that Lehman Brothers used to render its fairness opinion.

     Lehman Brothers' advisory services and opinion were provided for the use and benefit of our board of directors in connection with its consideration of the merger. The Lehman Brothers opinion is not intended to be and does not constitute a recommendation to any of our stockholders as to how they should vote in connection with the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion does not address, our underlying business decision to proceed with or effect the merger.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

     .    the merger agreement, and the specific terms of the merger;

     . publicly available information concerning us that Lehman Brothers believed to be relevant to its analyses, including our Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and our Quarterly Reports on Form 10-Q for the quarters ended March 29, June 28 and September 27, 2003;

     . financial and operating information with respect to our business, operations and prospects furnished to Lehman Brothers by us, including financial projections for the company prepared by our management;

     . a trading history of our stock from January 16, 2001 to January 16, 2004 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

     . a comparison of the historical financial results and present financial condition of Moore with those of other companies that Lehman Brothers deemed relevant;

     . a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant; and

     . unsolicited indications of interest received from third parties through January 19, 2004 regarding a possible acquisition of Moore.

     In addition, Lehman Brothers discussed with management our business, operations, assets, financial conditions and prospects, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of our management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of our company that were furnished to Lehman Brothers by us, with our consent, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to the future financial performance of our company and Lehman Brothers relied upon such projections in performing its analysis. However, for purposes of Lehman Brothers' analysis, Lehman Brothers also considered somewhat more conservative assumptions and estimates that resulted in certain adjustments to our projections. Lehman Brothers discussed these adjusted projections with our management and they agreed with the appropriateness of the use of such adjusted projections, as well as the projections provided by our management, in performing its analysis. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of our properties and facilities. Lehman Brothers did not make or obtain any evaluations or appraisals of our assets or liabilities. The Lehman Brothers opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of Lehman Brothers' opinion.

     Although Lehman Brothers evaluated the fairness, from a financial point of view, of the consideration to be offered to our stockholders in the merger, Lehman Brothers was not requested to, and did not, recommend the specific consideration to be received by our stockholders in the merger, the consideration for which was determined through negotiations with us and McKesson. No other limitation was imposed on Lehman Brothers with respect to the investigations made or procedures followed by Lehman Brothers in rendering its opinion.

     In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as summarized below. Lehman Brothers noted that no company or transaction used in its analyses as a comparison is identical to the contemplated merger. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to our company, but rather made its determination as to the fairness, from a financial point of view, to our stockholders of the consideration to be offered to such stockholders in the merger on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. None of Moore, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following is a summary of the material financial analyses performed by Lehman Brothers in connection with providing its opinion to our board of directors. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers opinion.

     Stock Trading History

     Lehman Brothers considered historical data with regard to the trading price of our shares for the period from January 16, 2001 to January 16, 2004 and the relative stock price performances during this same period of the Russell 2000 Index and an index of distributors of medical and surgical products created by Lehman Brothers for the purpose of analyzing the merger (the med/surg composite). The med/surg composite included Fisher Scientific International, Inc., Henry Schein, Inc., Owens & Minor, Inc., Patterson Dental Company and PSS World Medical, Inc. Lehman Brothers noted that during this time period, the share price of Moore increased 83.7%, the med/surg composite increased 87.3% and the Russell 2000 Index increased 20.0%. Lehman Brothers noted that the share price of our company increased 18.5% for the period from January 16, 2001 to January 7, 2004. On January 8, 2004, the American Stock Exchange ("AMEX") inadvertently halted the trading of our stock. Following the resumption of trading on that day, there was a significant increase in the trading volume as well as the trading price of our common stock. Lehman Brothers also noted that the consideration to be offered in the merger of $12.00 per share was in excess of our share price from January 16, 2001 to January 16, 2004.

     Premiums Paid Analysis

     Lehman Brothers analyzed the $12.00 per share offered to our stockholders to derive premiums over our stock price on January 16, 2004 (the last trading day prior to the delivery of the Lehman Brothers opinion), January 7, 2004 (the day prior to the inadvertent halt of trading of Moore stock on the AMEX), October 20, 2003 (the day McKesson proposed $12.00 per share in cash as consideration), as well as the average closing stock price for Moore for the thirty day, sixty day, ninety day, one hundred and eighty day and one year periods ending January 16, 2004. The results of this analysis are set forth below.

                                                                IMPLIED PREMIUM

January 16, 2004...........................................          14.8%
Day prior to AMEX halt (January 7, 2004)...................          68.8%
Day of McKesson proposal (October 20, 2003)................          98.3%
30-day average.............................................          54.4%
60-day average.............................................          62.4%
90-day average.............................................          65.8%
180-day average............................................          76.7%
1-year average.............................................          73.9%
52-week high (January 16, 2004)............................          14.8%

     Lehman Brothers also reviewed the one-day, one-week and four-week premiums for 153 all-cash transactions valued between $25 million and $75 million announced since January 1, 2001. For the one-day premiums, Lehman Brothers calculated the premium using the closing stock prices on January 16, 2004, January 7, 2004 and October 20, 2003. Lehman Brothers noted the 47% increase in the share price of Moore from January 7, 2004 (the day prior to the inadvertent halt of trading of Moore stock on the AMEX) through January 16, 2004 (the last trading day prior to the delivery of the Lehman Brothers opinion).

     Lehman Brothers noted that the one-day (for the periods prior to January 8, 2004), one-week and four week premiums were in excess of the mean and median of the 153 transactions reviewed. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness, from a financial point of view, of the consideration to be offered to our stockholders in the merger.

                                         ONE DAY     ONE WEEK    FOUR WEEK
     Implied Merger:

       January 16, 2004...............     14.8%       41.3%        70.2%
       January 7, 2004................     68.8%          -            -
       October 20, 2003...............     98.3%          -            -

     153 All-cash Transactions:

       Mean...........................     48.8%       52.2%        59.8%
       Median.........................     37.8%       40.8%        45.4%

     Analysis of Moore

     Comparable Company Analysis. In order to assess how the public market values shares of publicly traded companies similar to our company, Lehman Brothers reviewed and compared specific financial and operating data relating to Moore and a group of publicly traded distributors of medical and surgical products that Lehman Brothers deemed relevant, which included Fisher Scientific International, Inc., Henry Schein, Inc., Owens & Minor, Inc., Patterson Dental Company and PSS World Medical, Inc.

     Using publicly available information and information for our company provided by our management, Lehman Brothers calculated and analyzed each of the company's January 16, 2004 stock price to its estimated calendar year (CY) 2004 earnings per share (commonly referred to as a price earnings ratio, or P/E) and each company's enterprise value to certain historical financial criteria, including the latest twelve months (LTM) earnings before interest, taxes, depreciation and amortization (EBITDA) and estimated CY 2003 EBITDA. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its diluted common equity, the value of any preferred stock (at liquidation value), the book value of any minority interest and the value of any material debt-equivalent liabilities and subtracting any cash or cash equivalents.

                                        ENTERPRISE VALUE AS A MULTIPLE OF:

                                        LTM EBITDA         CY 2003E EBITDA     CY 2004 P/E
Medical & Surgical Distributors:

   Mean..............................      14.6x                14.0x             19.5x
   Median............................      12.6x                12.2x             19.3x

Moore:

   Current (January 16, 2004)........      15.3x                16.3x             25.9x
   Implied Transaction...............      17.5x                18.6x             29.8x

     Because of the inherent differences between the business, operations and prospects of Moore and the business, operations and prospects of the companies included in the comparable companies analysis, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Moore and the companies included in the comparable company analysis that would affect the public trading values of each. Among these differences, Lehman Brothers noted that the comparable companies were substantially larger than us in terms of revenues, profits, employees and distribution infrastructure.

     Lehman Brothers noted that the implied transaction multiples for our company were in excess of the mean and median of the comparable companies as of January 16, 2004, the last trading day prior to the delivery of the Lehman Brothers opinion. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness, from a financial point of view, of the consideration to be offered to our stockholders in the merger.

     Comparable Transaction Analysis. Lehman Brothers reviewed ten announced acquisitions of companies in the healthcare distribution industry that Lehman Brothers deemed comparable to the merger. Set forth below are the announcement date and parties to those transactions:

       ANNOUNCEMENT                    ACQUIRER                                   TARGET
      January 9, 2004             Henry Schein, Inc.             Euro Dental Holding GmbH and demedis GmbH
      August 18, 2003          Patterson Dental Company                  AbilityOne Products Corp.
       July 9, 2002                  Staples, Inc.                       Medical Arts Press, Inc.
       July 9, 2001            Patterson Dental Company                      JA Webster, Inc.
       June 22, 2000     Fisher Scientific International, Inc.            PSS World Medical, Inc.
     December 17, 1997           Invacare Corporation                Suburban Ostomy Supply Co., Inc.
     December 15, 1997          PSS World Medical, Inc.               Gulf South Medical Supply, Inc.
      August 4, 1997              Henry Schein, Inc.                  Sullivan Dental Products, Inc.
      March 10, 1997              Henry Schein, Inc.                      Micro Bio-Medics, Inc.
     January 28, 1997            McKesson Corporation                      General Medical, Inc.

     Lehman Brothers considered the transaction values as a multiple of LTM (prior to the acquisition) EBITDA. Lehman Brothers' compared these results to the transaction value as a multiple of LTM EBITDA implied by the merger. Lehman Brothers deemed the multiple of

LTM EBITDA to be a particularly relevant benchmark, because multiples of EBITDA are the most consistent and available of the set of metrics across the comparable set of transactions, and because it is easily calculated using the same methodology for each comparable transaction. Lehman Brothers noted that the implied transaction LTM EBITDA multiple of 18.6x was in excess of the mean and median of the ten comparable transactions. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness, from a financial point of view, of the consideration to be offered to our stockholders in the merger.

                                                     TRANSACTION VALUE AS A
                                                     MULTIPLE OF LTM EBITDA
     Comparable Transactions:

       Mean....................................              14.0x
       Median..................................              13.2x
       Implied Transaction.....................              18.6x(1)

     ----------
     (1)  Utilizes fiscal 2003 estimated for the LTM period.

     Discounted Cash Flow Analysis. Lehman Brothers performed a discounted cash flow analysis on the projected financial information of our company for the fiscal years 2004 through 2008. For the purpose of its analysis, Lehman Brothers analyzed financial projections furnished to Lehman Brothers by our management, as well as a somewhat more conservative set of projections for the fiscal years 2005 through 2008. Lehman Brothers also performed a sensitivity analysis that assumed constant growth rates and margins for the fiscal years 2005 through 2008.

     Lehman Brothers discounted to present value the projected stream of unlevered net income (earnings before interest and after taxes) for the fiscal years 2004 through 2008 as adjusted for: (1) certain projected non-cash items (such as depreciation and amortization); (2) capital expenditures; and (3) investments in working capital. To estimate the residual value of our company at the end of the forecast period, or terminal value, Lehman Brothers applied a range of 4.0% to 6.0% perpetuity growth rates to projected fiscal 2008 free cash flow. In performing its analysis, Lehman Brothers employed after-tax discount rates of 14.0% to 18.0%.

     Based on the discount rates and perpetual growth rates, Lehman Brothers calculated the implied equity value per share for Moore.

                                                    HIGH              LOW
     Unadjusted Projections..............         $ 14.41           $ 7.63
     Projections:

       Adjusted Projections.............          $ 13.97           $ 7.37
       Sensitivity Analysis.............          $  9.39           $ 5.34

     Lehman Brothers noted that the merger consideration of $12.00 per share was in the range of the implied equity values per share as based upon the unadjusted projections and the adjusted projections, and was in excess of the implied equity value per share based upon the sensitivity analysis. Lehman Brothers concluded that such analysis was supportive of its opinion as to the fairness, from a financial point of view, of the consideration to be offered to our stockholders in the merger.

     Miscellaneous

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Our board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with our company and the healthcare distribution industry generally, and because its investment banking professionals have substantial experience in transactions comparable to this transaction.

     As compensation for its services in connection with the merger, we have agreed to pay Lehman Brothers a fee based on the value, at closing, of the consideration paid by McKesson, which based on the merger consideration approximates $1 million, $100,000 of which was paid to Lehman Brothers on October 15, 2003 as a retainer and $500,000 of which was payable to Lehman Brothers upon delivery of its opinion. In addition, we have agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by us and the rendering of the Lehman Brothers opinion.

     In the ordinary course of its business, Lehman Brothers may actively trade in the securities of Moore and McKesson for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, in the past, Lehman Brothers has performed various investment banking services for McKesson for which it received customary compensation and in the ordinary course of business, an affiliate of Lehman Brothers, is a lender to McKesson.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following general discussion summarizes the material United States federal income tax consequences of the merger to our stockholders that hold their Moore common stock as a capital asset. It does not address all aspects of federal income taxation that may be relevant to a holder of our common stock in light of that stockholder's particular circumstances or to a stockholder subject to special rules, such as:

     .    a stockholder that is not a citizen or resident of the United States;

     .    a financial institution or insurance company;

     .    a mutual fund;

     .    a tax-exempt organization;

     .    a dealer or broker in securities or foreign currencies;

     . a trader in securities that elects to apply a mark-to-market method of accounting;

     . a stockholder that holds its Moore common stock as part of a hedge, appreciated financial position, straddle or conversion transaction; or

     . a stockholder that acquired its Moore common stock pursuant to the exercise of options or otherwise as compensation.

     The tax treatment of a partner in a partnership that holds our common stock will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership that holds our common stock should consult his, her or its tax advisor regarding the particular tax consequences to the partner.

     The following discussion is based on the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, each as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. The consequences under state, local and foreign tax laws are not addressed. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

     Our stockholders' receipt of cash pursuant to the merger (including pursuant to the exercise of dissenter's rights of appraisal) will be a taxable transaction for U.S. federal income tax purposes. A Moore stockholder will generally recognize taxable gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received by the stockholder and the stockholder's aggregate adjusted tax basis in its Moore common stock. Gain or loss will be calculated separately for each block of Moore common stock converted into cash in the merger.

     Gain or loss recognized by a Moore stockholder will be capital gain or loss, and will be long-term capital gain or loss if the stockholder's holding period for its shares of our common stock exceeds one year. In general, noncorporate stockholders will be eligible for a reduced U.S. federal income tax rate on long-term capital gains. Stockholders will also be subject to limits on the deductibility of any recognized capital losses.

     Certain holders of our common stock may be subject to backup withholding. Backup withholding generally applies if the holder (i) fails to furnish its social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that the holder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment of tax, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF HIS, HER OR ITS PARTICULAR CIRCUMSTANCES AND

INCOME TAX SITUATION. TAX MATTERS ARE COMPLEX AND MAY VARY DEPENDING ON YOUR PARTICULAR CIRCUMSTANCES. THEREFORE, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR TAX CONSEQUENCES TO YOU OF THIS MERGER, INCLUDING THE APPLICATION OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

REGULATORY MATTERS RELATING TO THE MERGER

     Although no filing with respect to the merger is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Antitrust Division of the Department of Justice or the Federal Trade Commission could challenge the merger on antitrust grounds. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws. Certain other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, any state could take action under the antitrust laws. A challenge to the merger could be made and if a challenge is made there is no assurance that we would prevail.


     Following the consummation of the merger, we will need to receive new controlled substance registration certificates from the United States Department of Justice, Drug Enforcement Administration and wholesaler drug permits from the states of Connecticut, California and Florida. We have taken the necessary steps to notify the Drug Enforcement Administration of the pending merger.


     We are not aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate law of Delaware.

APPRAISAL RIGHTS OF STOCKHOLDERS

     If the merger is consummated, stockholders who do not vote "FOR" the adoption of the merger agreement, who hold shares of common stock of record on the date of making a written demand for appraisal as described below, who continuously hold shares of common stock through the closing of the merger, and who otherwise comply fully with Section 262 of the Delaware General Corporation Law ("Section 262"), will be entitled to a judicial determination of the fair value of their shares of common stock exclusive of any element of value arising from the accomplishment or expectation of the merger in accordance with the provisions of Section 262 and to receive from us payment of such fair value in cash together with a fair rate of interest, if any, as determined by such court. A proxy returned to us that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

     Under Section 262, not less than 20 calendar days prior to the special meeting, we must notify each of the holders of our stock who was such on the record date for the meeting that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement constitutes such notice to the holders of record of our common stock.

     The following is a summary of the procedures to be followed under Section 262, the full text of which is attached as Annex C to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. Stockholders should read carefully the full text of Section 262 because failure to follow any Section 262 procedure may result in the loss of appraisal rights. Any stockholder who desires to exercise appraisal rights should carefully review
Section 262 before electing or attempting to exercise appraisal rights.

     Holders of record of shares of common stock who desire to exercise appraisal rights must not vote in favor of the merger or consent to the merger in writing (including by returning a signed proxy card without indicating any voting instructions as to the proposal) and must deliver a separate written demand for appraisal of such shares to us prior to the taking of the vote on the merger agreement. A holder of shares of common stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the effective time of the merger. The demand for appraisal will be sufficient if it reasonably informs us of the identity of the stockholder and that the stockholder intends to demand an appraisal of the fair value of shares of common stock.

     If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a holder of record provided the agent identifies the record owner or owners and expressly discloses in such demand that the agent is acting as agent for the record owner or owners of such shares.

     A record holder, such as a broker, who holds shares of common stock as a nominee for beneficial owners, some or all of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. In such case, the written demand for appraisal should set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to be applicable to all shares outstanding in the name of such record owner. If a stockholder holds shares of common stock through a broker which in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY STRICTLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE DELIVERY OF WRITTEN DEMAND FOR APPRAISAL. A DEMAND FOR APPRAISAL SUBMITTED BY A BENEFICIAL OWNER WHO IS NOT THE RECORD OWNER WILL NOT BE HONORED.

     A proxy or vote against the adoption of the merger agreement will not constitute a demand for appraisal. Stockholders should not expect to receive any additional notice with respect to the deadline for demanding appraisal rights.

     Any holder of record of common stock must deliver the written demand for appraisal prior to the taking of the vote on the merger agreement. All demands for appraisal should be addressed to Moore Medical Corp., 389 John Downey Drive, P.O. Box 1500, New Britain, Connecticut, 06050, Attention: Secretary.

     If the merger agreement is adopted, then within 10 days after the effective date of the merger, the surviving corporation will provide notice of the effective date of the merger to all stockholders who have complied with Section 262 and who have not voted in favor of or consented to the merger.

     A stockholder may withdraw a demand for appraisal in writing within 60 days after the effective time of the merger and accept the terms of the merger. Thereafter, approval of the surviving corporation will be needed for such a withdrawal. In all events, if a petition for appraisal has been filed in the Delaware Court of Chancery, a stockholder may not withdraw without the approval of the Court.

     Within 120 days after the effective date of the merger, in compliance with
Section 262, any stockholder who has properly demanded an appraisal and who has not withdrawn his or her demand as provided above and the surviving corporation each has the right to file in the Delaware Court of Chancery a petition, with a copy served on the surviving corporation in the case of a petition filed by a dissenting stockholder, demanding a determination of the fair value of the shares held by all dissenting stockholders. If, within the 120-day period following the effective time of the merger, no petition shall have been filed as provided above, all rights to appraisal will cease and all dissenting stockholders who owned shares of common stock will become entitled to receive the merger consideration for each share of common stock held, without interest.

     Any dissenting stockholder is entitled, within the 120-day period following the effective time of the merger and upon written request to the surviving corporation, to receive from the surviving corporation a statement setting forth:

     . the aggregate number of shares of common stock not voted in favor of the merger and with respect to which demands for appraisal have been received, and

     .    the aggregate number of dissenting stockholders.

     Such statement must be mailed within ten days after a written request for such statement has been received by the surviving corporation, or within ten days after the expiration of the period for delivery of demands for appraisal, as described above, whichever is later.

     Upon the filing of a petition, the Delaware court is empowered to determine which dissenting stockholders have complied with the provisions of Section 262 and are entitled to an appraisal of their shares. The Delaware court may require that dissenting stockholders submit their share certificates for notation thereon of the pendency of the appraisal proceedings and the Delaware court may dismiss the proceedings as to any dissenting stockholder who does not comply with such requirement.

     After determining the stockholders entitled to appraisal, the Delaware court will appraise shares of common stock owned by the dissenting stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger. In determining the fair value, the Delaware court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air" price obviously requires consideration of all relevant factors involving the value of a company. The Delaware Supreme Court has stated, that in making this determination of fair value, the Delaware courts must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger and which "throw any light on future prospects of the merged corporation."

     The Delaware Supreme Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value" but which applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     Stockholders considering seeking appraisal should consider that the fair value of their shares determined by the Delaware court under Section 262 could be more than, the same as, or less than, the consideration payable pursuant to the merger agreement.

     The Delaware court may also:

     . determine a fair rate of interest, if any, to be paid to dissenting stockholders in addition to the fair value of the shares,

     . determine the costs of the proceeding and assess such costs against the parties as the Delaware court deems equitable (however, costs do not include attorneys' and expert witnesses' fees), and

     . upon application of a dissenting stockholder, order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     No appraisal proceedings in the Delaware court will be dismissed as to any dissenting stockholder without the approval of the Delaware court, and this approval may be conditioned upon terms which the Delaware court deems just.

     Failure to take any required step in connection with appraisal rights may result in the loss of such rights. Any stockholder who loses such rights will only be entitled to receive the consideration offered in the merger without interest.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of our board of directors with respect to the merger, stockholders should be aware that some of our officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders. Our board of directors was aware of these interests and considered them, among other matters, in making their recommendation.

     We have entered into employment agreements with our executive officers and one marketing executive that may require the making of a severance payment following a change of control of our company. In addition, our board has approved the payment of service bonuses and retention awards to certain of our employees as described below.

EMPLOYMENT AND SEVERANCE AGREEMENTS


     We entered into an amended and restated employment agreement with Linda M. Autore on October 25, 2002. The agreement provides for Ms. Autore to serve as our President and Chief Executive Officer at an initial base salary of $295,550 per annum and the grant of options to purchase 27,000 shares of common stock with a 5-year term and an exercise price of $10.25. This agreement provides that in the event of a termination of Ms. Autore's employment by us following a "Change of Control" or without "Cause" or by Ms. Autore following a "Change of Position" within 12 months of a "Change of Control", she is entitled to receive 100% of her base salary. This agreement also provides that 50% of all non-exercisable stock options will accelerate and become exercisable in the event Ms. Autore becomes entitled to a severance payment as set forth in the immediately preceding sentence. Notwithstanding the foregoing, Ms. Autore is terminable by us for "Cause". We entered into an executive subscription agreement, dated January 11, 2001, relating to the purchase of 50,000 shares of our common stock and a promissory note relating to a loan of $281,250 that would enable Ms. Autore to purchase such shares. The loan carries an interest rate of 6.0% per annum, payable annually, and matured on January 11, 2004. Ms. Autore has arranged to borrow funds sufficient to satisfy her obligations under the loan from a third party financial institution and to repay us in full.


     We entered into an amended and restated employment agreement with John M. Zinzarella on February 10, 2003. The agreement provides for Mr. Zinzarella to serve as our CFO/Vice President Finance at an initial base salary of $185,000 per annum. This agreement provides that in the event of a termination of Mr. Zinzarella's employment by us following a "Change of Control" or without "Cause", he is entitled to receive 100% of his base salary. This agreement also provides that in the event Mr. Zinzarella terminates his employment with us following a "Change of Position" within 12 months of a "Change of Control", he is entitled to receive 75% of his base salary. Notwithstanding the foregoing, Mr. Zinzarella is terminable by us for "Cause".

     We entered into an amended and restated employment agreement with Jon Garrity on October 25, 2002. The agreement provides for Mr. Garrity to serve as our Senior Vice President of Supply Chain at an initial base salary of $200,000 per annum. This agreement provides that in the event of a termination of Mr. Garrity's employment by us following a "Change of Control" or without "Cause", he is entitled to receive 100% of his base salary. This agreement also provides that in the event Mr. Garrity terminates his employment with us following a "Change of Position" within 12 months of a "Change of Control", he is entitled to receive 75% of his base salary. Notwithstanding the foregoing, Mr. Garrity is terminable by us for "Cause".

     We entered into an employment agreement with Mark Florence on August 15, 2003. The agreement provides for Mr. Florence to serve as our Vice President/General Manager, Primary Care at an initial base salary of $180,000 per annum. This agreement provides that in the event of a termination of Mr. Florence's employment by us following a "Change of Control" or without "Cause", he is entitled to receive 100% of his base salary. This agreement also provides that in the event Mr. Florence terminates his employment with us following a "Change of Position" within 12 months of a "Change of Control", he is entitled to receive 75% of his base salary. Notwithstanding the foregoing, Mr. Florence is terminable by us for "Cause".

     By action of the Compensation Committee of our board of directors on October 21, 2003 and as ratified by our board of directors by unanimous written consent on November 25, 2003, we are committed to continue to provide medical benefits for the above executive officers and marketing executive in the event of a termination of any such person's employment with us following a Change of Control. Such medical benefits will be provided for a period of time equal to the term of salary paid in connection with any required severance payment.

CHANGE IN CONTROL AGREEMENTS

     Our board of directors renewed the Moore Medical Corp. 2001-2002 Change of Control and Position Payment Plan by adopting the Moore Medical Corp. 2003-2004 Change of Control and Position Payment Plan by unanimous written consent on November 25, 2003 following the approval of such plan's renewal by the Compensation Committee of the board on October 21, 2003. The plan sets forth the definitions of "Change of Control" and "Change of Position" as used in the employment agreements described above under "--Employment and Severance Agreements with Executive Officers". The plan also sets forth when any required payments are to be made to the related executive officers and to our other executives who are participants under such plan.

     Ron Flormann, Vice President of Market and Channel Development, Geoff Boytos, Vice President of Direct Marketing and CRM, Tim Kardish, Vice President of Public Sector, EMS and Occupational Health, and Patrick Early, Vice President of Operations and Customer Support, are participants under the Moore Medical Corp. 2003-2004 Change of Control and Position Payment Plan. Each of them is entitled to receive a severance payment in an amount equal to 75% of his base salary in the event there is a "Change of Control" followed within 12 months by a termination of the employee's employment by us without "Cause" or by the employee due to a "Change of Position".

     By action of the Compensation Committee of our board of directors on October 21, 2003 and as ratified by our board of directors by unanimous written consent on November 25, 2003, we are committed to make additional service bonus and retention award payments to certain of our employees. Linda M. Autore, John
M. Zinzarella and Todd Baldanzi are each entitled to receive a bonus for managing the sale process, such bonus to be paid at the completion of the sale process whether or not it leads to a transaction, in the amount of $20,000, $20,000 and $10,000, respectively. In addition, the following of our employees are entitled to receive the indicated amounts as a retention bonus, such amounts to be paid no later than 10 business days following the earlier of (i) 90 calendar days following a "Change of Control" or (ii) the date of the employee's termination by us following a "Change of Control" without cause or by the employee due to a "Change of Position":

                                                                      Amount of
      Name of                                                         Retention
     Employee                     Position of Employee                  Bonus
------------------     ------------------------------------------     ---------
  Linda M. Autore                   President and CEO                 $ 295,000
John M. Zinzarella                  CFO/VP of Finance                 $ 100,000
   Mark Florence            VP/General Manager, Primary Care          $  30,000
   Patrick Early          VP of Operations and Customer Support       $  30,000
   Geoff Boytos              VP of Direct Marketing and CRM           $  30,000
   Ron Flormann           VP of Market and Channel Development        $  30,000
    Tim Bidwell                    Director, Podiatry                 $  25,000
  David Lafferty                  Director, Technology                $  25,000
  Vionnta Rivers       Director, National Accounts and Field Sales    $  25,000
  Lori Steinberg                 Director, Public Sector              $  25,000
   Todd Baldanzi              Director, Financial Planning            $  15,000
    Gary Savage                Director, Vendor Relations             $  10,000
    Trina Lang             Senior Manager, Distribution Center        $  10,000

     Equity-Based Awards. Pursuant to the terms of our equity-based compensation plans, all unvested options to purchase our stock held by our employees, including executive officers, will become vested and exercisable upon approval of the merger with McKesson by our stockholders at the special meeting.


     As of February 24, 2004, the number of vested and unvested options held by our executive officers that will become vested in this manner is as follows:


                                  Number of      Number of
                                    Vested       Unvested       Weighted Avg.
Moore Executive Officers           Options        Options      Exercise Price
------------------------
Linda M. Autore                      35,250          6,750         $ 10.05
Jon Garrity                           5,000          5,000         $  7.20
John M. Zinzarella                    5,750         10,750         $  7.82
All Moore executive officers
 as a group (3 persons)              46,000         22,500         $  9.10

DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

     McKesson has agreed that it will indemnify to the fullest extent permitted by applicable law all of our past and present directors and officers against any costs, claims, judgments, fines, losses, damages, liabilities or expenses (including reasonable attorney's fees) incurred in connection with any threatened or pending claim, action, suit, investigation or proceeding (whether civil, criminal, administrative or investigative) arising out of matters existing or occurring at or prior to the effective time of the merger. McKesson also agreed to advance expenses to each party entitled to such indemnification to the fullest extent permitted by applicable law, so long as such party provides an undertaking to repay such advances in the event it is ultimately determined that such expenses cannot be reimbursed or indemnified under applicable law to the extent such undertaking is required under applicable law. In addition, for a period of 6 years after the effective time of the merger, McKesson will indemnify each person who is a beneficiary of the provisions of Article NINTH of our certificate of incorporation as in effect as of January 19, 2004 for acts or omissions occurring at or prior to the effective time of the merger to the same extent that such person is so entitled under said Article NINTH as in effect on such date.

     McKesson is also obligated, for six years after the merger, to maintain in effect our current directors' and officers' liability insurance (but the annual premiums for such insurance may not exceed 200% of the last annual premium paid for our directors' and officers' liability insurance prior to January 19, 2004) covering acts or omissions occurring prior to the effective time of the merger.

                     OWNERSHIP OF VOTING STOCK BY MANAGEMENT


     The following table gives information concerning the beneficial ownership of our common stock as of February 24, 2004, by each director, the chief executive officer and each of our most highly compensated executive officers, and all directors and executive officers of Moore as a group.


                                                 TOTAL SHARES
                                                 BENEFICIALLY        DIRECT      RIGHT TO     PERCENT OF
          NAME OF BENEFICIAL OWNER                OWNED(1)(2)      OWNERSHIP    ACQUIRE(3)     CLASS(4)
Linda M. Autore
  President and Chief Executive Officer,
  Director....................................        100,000         58,000        42,000           2.9%

Jon Garrity
  Senior Vice President of Supply Chain and
  Customer Support............................          6,300          1,300         5,000             *(5)

John M. Zinzarella
  Vice President of Finance, Treasurer and
  Chief Financial Officer.....................          5,750              0         5,750             *(5)

Christopher W. Brody
  Director....................................        210,000(6)     160,000             0           6.6%

Peter A. Derow
  Director....................................         16,000         10,000         6,000             *(5)

Steven Kotler
  Director....................................        155,520        155,520             0           4.7%

Robert H. Steele
  Chairman of the Board.......................         64,800         64,800             0           2.6%

Wilmer J. Thomas, Jr.
  Director....................................        186,943(7)           0             0           5.9%

Dan K. Wassong
  Director....................................          1,000          1,000             0             *(5)

All current directors and executive
 officers as a group (9 persons)..............        746,313        637,563        58,750          22.9%

(1) The information as to beneficial ownership is based on statements furnished to Moore by its executive officers and directors. Each executive officer and director has sole voting and sole investment power with respect to his respective shares listed above.
(2) Includes shares listed under the captions "Direct Ownership" and "Right to Acquire."


(3) Individuals have the right to acquire these shares within 60 days of February 24, 2004, by the exercise of stock options or through purchases under Moore's Employee Stock Purchase Plan.
(4) For the purposes of this table, "Percent of Class" held by each individual has been calculated based on a total class equal to the sum of (i) 3,200,009 shares of common stock issued and outstanding on February 24, 2004, plus (ii) for such individual the number of shares of common stock subject to stock options presently exercisable, or exercisable within 60 days after February 24, 2004, held by that individual, and which percent is rounded to the nearest tenth of a percent.


(5)  Owns less than 1% of the outstanding Common Stock.
(6) Includes 50,000 shares of common stock held by Vantage Venture Partners, LP as to which voting power is exercised solely by Mr. Brody in his capacity as Chairman and sole member of its general partner, Vantage Partners, LLC.
(7) Includes 186,943 shares of common stock held by the Thomas Charitable Foundation as to which voting power is held jointly by Mr. Thomas in his capacity as co-trustee and two other co-trustees.

             OWNERSHIP OF VOTING STOCK BY CERTAIN BENEFICIAL OWNERS


     The following table sets forth information with respect to the only person who, to the best of our knowledge, beneficially owned more than five percent of our common stock as of February 24, 2004. Unless otherwise indicated below, the person included in the table has sole voting and investment power with respect to all shares included therein.

                                                                                           PERCENT OF
                                                                              NUMBER OF   COMMON STOCK
                   NAME AND ADDRESS OF BENEFICIAL OWNER                         SHARES     OUTSTANDING

SJ Strategic Investments LLC/ John M. Gregory/ Joan P. Gregory/ Susan
  Gregory/ James M. Gregory
  340 Edgemont Avenue, Suite 500, Bristol, TN 37620........................     312,400            9.8%

Loeb Partners Corporation/ Loeb Arbitrage Fund/ Loeb Offshore Fund, Ltd.
  61 Broadway, New York, NY 10006..........................................     222,700*           7.0%*

Bruce J. Haber/ Royce Kanofsky/ FHS Enterprises LLC
  65 The Oaks, Roslyn, NY 11576/ 1665 Warwick Road, Hewlett, NY 11557/
  145 Huguenot Street, Suite 402, New Rochelle, NY 10801...................     214,550            6.7%

Vantage Venture Partners, LP/ Christopher W. Brody
  610 Fifth Avenue, 7th Floor, New York, NY 10020..........................     210,000            6.6%

TowerView LLC
  500 Park Avenue, New York, NY 10022......................................     193,500            6.0%

Thomas Charitable Foundation
  272 Undermountain Road, Salisbury, CT 06068..............................     186,943**          5.9%**

Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401....................     168,700            5.3%

* Includes 7,239 shares of common stock purchased for the account of one customer of Loeb Partners Corporation as to which it has investment discretion.

** Wilmer J. Thomas, Jr., a director of Moore, is a trustee of Thomas Charitable Foundation.

                              THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by the complete merger agreement which is attached as Annex A to this proxy statement and incorporated by reference. Our stockholders are urged to read the merger agreement carefully and in its entirety.

GENERAL

     Under the merger agreement, a wholly-owned subsidiary of McKesson will merge with and into Moore, with Moore continuing as the surviving corporation and a wholly-owned subsidiary of McKesson. Each share of our common stock and associated preferred stock purchase right will be converted into the right to receive $12.00 in cash, without interest.

CLOSING MATTERS

     Closing. Unless the parties agree otherwise, the closing of the merger will take place two business days after all closing conditions have been satisfied or waived, unless another time or date is agreed to in writing by the parties. See "The Merger Agreement - Conditions" below for a more complete description of the conditions that must be satisfied prior to closing.

     Effective Time. As soon as practicable after the closing of the merger, we will file a certificate of merger in such form as is required by and executed and acknowledged in accordance with the relevant provisions of the Delaware General Corporation Law. The merger will become effective when the certificate of merger is filed with the Delaware Secretary of State or at such later time as may be stated in the certificate of merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     The merger agreement provides that each share of our common stock issued and outstanding immediately prior to the effective time of the merger, together with the associated rights issued under our stockholder rights plan, will be cancelled and converted into the right to receive $12.00 in cash, without interest.

     In addition, any shares of our common stock owned by McKesson or Moore or any of their respective subsidiaries will be automatically canceled, and will not be exchanged for any consideration.

TREATMENT OF STOCK OPTIONS

     The merger agreement provides that, at the effective time of the merger, each outstanding and unexercised option or right to purchase shares of our common stock granted under our stock plans, vested or unvested, will be canceled and the holder thereof will receive a cash payment equal to the product of (x) the excess, if any, of the merger consideration over the exercise price of such Moore stock option and (y) the number of underlying shares of our common stock with respect to which the stock option had not been exercised prior to the effective time of the merger.

     Our stock option plans will terminate as of the effective time of the merger.

EXCHANGE OF CERTIFICATES IN THE MERGER

     Before the closing of the merger, McKesson will appoint a bank or trust company to act as paying agent to handle the exchange of Moore stock certificates for the payment of cash. As soon as practicable after the effective time of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Moore stock certificates for the payment of cash, to each former Moore stockholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Moore stock certificates. You should not return certificates with the enclosed proxy card.

     Moore stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive $12.00 in cash per share of our common stock, without interest.

COVENANTS

     We have undertaken certain covenants in the merger agreement concerning the conduct of its business between the date the merger agreement was signed and the completion of the merger. The following summarizes the more significant of these covenants:

     Our Board of Directors' Covenant to Recommend. We shall, through our board, recommend that our stockholders vote in favor of the adoption and approval of the merger agreement and approval of the merger and that such recommendation shall be included in this proxy statement except as provided below.

     No Solicitation. We have agreed that neither us nor any of our subsidiaries nor any of our officers and directors or of our subsidiaries shall (and we shall use our best efforts to cause our employees, agents and representatives not to), directly or indirectly (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any "acquisition proposal" of the type described below, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal, (iii) engage in discussions with any person with respect to any acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any acquisition proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to an acquisition proposal.

     We were required to immediately cease any and all existing activities, discussions and negotiations with third parties conducted up to the time the merger agreement was signed with respect to an acquisition proposal.

     As promptly as practicable after receipt of any acquisition proposal (and in any event within 48 hours of such receipt) or any request for nonpublic information or inquiry which it reasonably believes would lead to an acquisition proposal, we shall provide McKesson with oral and written notice of the material terms and conditions of such acquisition proposal, request or inquiry, and the identity of the person or group making any such acquisition proposal, request or inquiry. We shall provide McKesson as promptly as practicable, oral and written notice of any changes in the proposed material terms and conditions or the status of any such acquisition proposal, request or inquiry.

     In the event that we receive an unsolicited, written acquisition proposal from a third party that our board has concluded (following consultation with our outside legal counsel and our financial advisor), is, or is reasonably likely to result in, a superior offer, we may then take the following actions:

          . Furnish nonpublic information to the third party making such acquisition proposal, provided that (A) we receive from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are substantially similar to the terms contained in the confidentiality agreement executed by McKesson and us and (B) substantially contemporaneously with furnishing any such nonpublic information to such third party, we furnish such nonpublic information to McKesson (to the extent such nonpublic information has not been previously so furnished); and

          . Participate in negotiations and discussions with the third party with respect to the acquisition proposal.

     In response to the receipt of a superior offer, our board may withhold, withdraw, amend or modify its recommendation of the merger agreement and the merger and may indicate that it is doing so because it has received a superior offer and, in the case of our receipt of a superior offer that is a tender or exchange offer made directly to our stockholders, recommend that our stockholders accept such tender or exchange offer if:

          .    the stockholders meeting has not occurred,

          .    Moore

               . provides McKesson with written notice that expressly states that

                    .    it has received a superior offer,

                    . the material terms and conditions of the superior offer and the identity of the person or group making the superior offer, and

                    . it intends to effect a change in recommendation and the manner in which it intends to do so,

               . considers any counterproposal to the superior offer that McKesson may make during the 3 day period after McKesson's receipt of such notice and determines in the sole judgment of our board (following consultation with its outside legal counsel and its financial advisor) that such superior offer is more favorable, from a financial point of view, to our stockholders (in their capacities as stockholders) than the McKesson counterproposal, and

          . We shall not have breached in any material respect the no solicitation provisions described above or the provisions of the merger agreement requiring us to call a stockholders meeting.

     An "acquisition proposal" means any offer or proposal relating to any transaction (other than the transaction contemplated by the merger agreement) or series of related transactions involving: (A) any purchase from us or acquisition by any person or "group" (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of our company or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of our company or any merger, consolidation, business combination or similar transaction involving our company, (B) any sale of all or substantially all of our assets (including our subsidiaries taken as a whole), or (C) any liquidation or dissolution of our company.

     A "superior offer" means an unsolicited, written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, or asset purchase, all or substantially all of our assets or a majority of the total of our outstanding voting securities and as a result of which our stockholders immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that our board has concluded (following consultation with our outside legal counsel and its financial adviser) (A) to be more favorable, from a financial point of view, to our stockholders (in their capacities as stockholders) than the terms of the merger (or any counterproposal as described above) and (B) the conditions to the consummation of which are reasonably capable of being satisfied.

     Operations of Moore Pending Closing. We have undertaken a separate covenant that places restrictions on ourselves and our subsidiaries until the effective time of the merger. In general, we and our subsidiaries are required to conduct ourselves in the ordinary and usual course consistent with past practice and in a manner not representing a new strategic direction for us and our subsidiaries and to use all commercially reasonable efforts to preserve intact their business organization and relationships with third parties.

     In addition to this covenant, we have certain other interim covenants, including:

     . a requirement that we not amend our governing documents or our rights agreement;

     . a requirement that we not adopt a plan or agreement of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

     . restrictions with respect to the issuance or pledge of securities and options;

     . a requirement that we not pay or declare any dividends or change our capital stock;

     . restrictions with respect to the redemption or repurchase of our capital stock or any of our subsidiaries;

     . restrictions with respect to the amendment of the terms of any stock options;

     .    restrictions with respect to capital expenditures;

     . a requirement that we not increase the compensation or benefits of any directors, officers or employees, enter into or amend any compensation or benefit plan or hire any new employee at the level of director or above;

     . restrictions with respect to acquisitions, dispositions or indebtedness;

     . a requirement that we not pay, discharge or satisfy any claims, suits, liabilities or obligations or waive any benefits of any agreement;

     . restrictions on entering into any license with respect to any intellectual property owned by us and the entering into of any independent contractor agreements;

     .    restrictions on affiliated transactions;

     . a requirement that we not change our accounting methods or make tax elections or settle any material tax liability;

     . restrictions with respect to entering into or amending any material contracts;

     . a requirement that we not enter into any joint ventures or partnerships;

     .    a requirement that we not enter into any noncompetition agreements;

     . restrictions on entering into any contracts that would be breached by our compliance with the terms of the merger agreement;

     . restrictions on taking any action that would cause any of our representations and warranties to not be true and correct; and

     . a requirement that we will not and will not permit any of our subsidiaries to agree or commit to do any of the foregoing actions.

     Reasonable Efforts Covenant. We and McKesson have agreed to use all commercially reasonable efforts to take all actions and do all things advisable, proper or necessary under the merger agreement and applicable laws to consummate the merger and the other transactions contemplated by the merger agreement.

EMPLOYEE MATTERS

     McKesson is required to provide benefits to our employees that are comparable in the aggregate to those provided by McKesson to similarly situated employees. McKesson is also required to take into account an employee's service with our company for purposes of determining severance, vacation and other paid time off entitlements under McKesson's benefit plans.

OTHER COVENANTS AND AGREEMENTS

     Meeting of Stockholders. We have agreed to call a stockholder meeting as soon as practicable following the execution of the merger agreement to approve the merger and the transactions contemplated by the merger agreement. Our board is required to recommend approval of the merger agreement by our stockholders, except in some cases in which a superior offer has been made, as discussed on pp. 46-48.

     Insurance and Indemnification. McKesson has agreed that it will indemnify to the fullest extent permitted by applicable law all of our past and present directors and officers against any costs, claims, judgments, fines, losses, damages, liabilities or expenses (including reasonable attorney's fees) incurred in connection with any threatened or pending claim, action, suit, investigation or proceeding (whether civil, criminal, administrative or investigative) arising out of matters existing or occurring at or prior to the effective time of the merger. McKesson also agreed to advance expenses to each party entitled to such indemnification to the fullest extent permitted by applicable law, so long as such party provides an undertaking to repay such advances in the event it is ultimately determined that such expenses cannot be reimbursed or indemnified under applicable law to the extent such undertaking is required under applicable law. In addition, for a period of 6 years after the effective time of the merger, McKesson will indemnify each person who is a beneficiary of the provisions of Article NINTH of our certificate of incorporation as in effect as of January 19, 2004 for acts or omissions occurring at or prior to the effective time of the merger to the same extent that such person is so entitled under said Article NINTH as in effect on such date.

     McKesson and the surviving corporation are required to maintain for a period of six years after the effective time of the merger directors' and officers' liability insurance on terms no less favorable than those applicable to our current directors and officers as of the date of the merger agreement, provided that in no event shall McKesson or the surviving corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by us for such insurance, and, provided further that if the annual premiums of such insurance coverage exceed such amount, McKesson or the surviving corporation shall obtain a policy with at least the greatest coverage available for a cost not exceeding such amount.

     Other Covenants. The merger agreement contains covenants relating to the cooperation between us and McKesson in the preparation of this proxy statement and other governmental filings. The merger agreement also contains additional agreements relating to, among other things, public announcements, mutual notice of certain matters and access to information.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains extensive representations and warranties by us, including:

     .    organization, good standing and qualification;

     .    subsidiaries;

     .    capital structure;

     .    corporate authority; approval and fairness;

     .    governmental filings; no violations;

     .    SEC filings; financial statements;

     .    certain liabilities;

     .    SEC correspondence;

     .    financial and disclosure controls;

     .    information supplied;

     .    accounting or audit irregularities;

     .    accounts receivable;

     .    absence of certain changes;

     .    litigation;

     .    employee benefits;

     .    compliance with laws; permits;

     .    company products;

     .    takeover statutes;

     .    environmental matters;

     .    intellectual property;

     .    contracts;

     .    distributors, suppliers and customers;

     .    taxes;

     .    labor matters;

     .    rights agreement;

     .    real property;

     .    insurance;

     .    title to assets;

     .    opinion of financial advisor;

     .    brokers and finders; and

     .    transactions with affiliates.

     The merger agreement contains limited representations and warranties by McKesson, including:

     .    organization, good standing and qualification;

     .    corporate authority; approval and fairness;

     .    governmental filings; no violations;

     .    information supplied;

     .    interim operations of Sub;

     .    funds; and

     .    brokers.

CONDITIONS

     The conditions to the consummation of the merger are:

     .    Approval is obtained from our stockholders;

     . All required governmental consents and filings shall have been made or obtained;

     . No governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order that is in effect and has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger;

     . No pending or overtly threatened suit, action or proceeding asserted by any governmental entity challenging or seeking to restrain or prohibit the consummation of the merger, the effect of which restraint or prohibition if obtained would cause the condition set forth in the immediately preceding bullet point to not be satisfied;

     . All of our representations and warranties shall be true and correct except where the failure to be true and correct would not be reasonably likely to have a material adverse effect on our company;

     . We shall have performed in all material respects all material obligations required to be performed by it under the merger agreement;

     . Since the date of the merger agreement, there shall not have occurred any change or event (whether alone or together with other changes or events occurring since the date of the merger agreement) that has had, or is reasonably likely to have, a material adverse effect on our company;

     . There shall not be any suit, action or proceeding pending or threatened (in writing or otherwise directly communicated to us) by a governmental entity seeking to require McKesson or any of its subsidiaries to dispose of any assets that are material to McKesson and its subsidiaries, taken as a whole;

     . All representations and warranties of McKesson and Merger Sub shall be true and correct except where the failure to be true and correct would not be reasonably likely to materially adversely affect the ability of McKesson to effect the merger in accordance with the merger agreement; and

     . Each of McKesson and Merger Sub shall have performed in all material respects all material obligations required to be performed by it under the merger agreement.

TERMINATION OF MERGER AGREEMENT

     The merger agreement may be terminated:

     .    by mutual consent;

     .    by either party if (a) the merger is not consummated by June 30, 2004,
          (b) stockholder approval is not obtained, or (c) any law, ordinance, regulation, code, rule, judgement, order, decree or arbitration award of any governmental entity permanently restraining, enjoining or otherwise prohibiting the merger shall become final and non-appealable;

     . by us, if (a) at any time prior to obtaining stockholder approval, if our board properly exercises its right to change its recommendation of the transaction or (b) prior to the effective time of the merger, McKesson or Merger Sub has materially breached any representation, warranty or covenant contained in the merger agreement or if any representation or warranty of McKesson or Merger Sub would be untrue if made on any day prior to the effective time of the merger and such breach or untruth is not cured by McKesson or Merger Sub within 20 days of notice thereof;

     .    by McKesson,

          . if at any time prior to the time when the approval of our stockholders has been obtained, (a) our board withdraws or amends or modifies in a manner adverse to McKesson its approval or recommendation of the merger agreement, (b) we fail to include in the proxy statement the recommendation of our board in favor of the adoption and approval of the merger agreement and of the merger, (c) our board approves or recommends an acquisition proposal not made by McKesson or (d) there has been a material breach by us of our obligations to call the stockholders meeting and not solicit offers from third parties;

          . if at any time prior to the time when the approval of our stockholders has been obtained, (a) it has been made known to our stockholders that a third party has made or is considering an acquisition proposal and thereafter our board fails to reaffirm its recommendation in favor of the merger agreement and of the merger within 10 business days after McKesson so requests in writing, or (b) a third party commences a tender or exchange offer for our securities and our board shall not have sent to our stockholders, within 10 business days, a statement recommending rejection of such tender or exchange offer, provided that prior to terminating the merger agreement pursuant to this section, McKesson must give us 24 hours prior written notice; or

          . if at any time prior to the effective time of the merger, whether before or after the time when the approval of our stockholders has been obtained, we have materially breached any representation, warranty or covenant contained in the merger agreement or if any representation or warranty of Moore would be untrue if made on any day prior to the effective time of the merger and such breach or untruth is not cured by us within 20 days of notice thereof.

TERMINATION FEE

     The merger agreement provides for the payment by us to McKesson of a termination fee as follows:

     . if the merger agreement is terminated by (a) us after our board complies with the terms and conditions of the merger agreement and withdraws or withholds its recommendation for the merger agreement and the merger due to our receipt of a superior offer or (b) McKesson for the reasons contained in the first and second sub-bullet points under the fourth bullet point under "Termination of Merger Agreement" above, then we shall promptly (but in no event later than 2 business days after termination) pay to McKesson the lesser of its aggregate costs and expenses or $500,000; provided, that if within 12 months of termination any person other than McKesson and its affiliates consummates an "acquisition of the company" (as defined below), then we shall pay to McKesson a termination fee equal to $1,200,000 less any amount paid as provided above; or

     .    if the merger agreement is terminated by either us or McKesson because
          (a) (i) an acquisition proposal has been made and is made known to our stockholders generally or publicly announced and stockholder approval of the merger is not obtained at the special meeting or (ii) if we materially and willfully breach any covenant contained in the merger agreement and (b) if within twelve months of termination any person other than McKesson and its affiliates consummates an "acquisition of the company", then we shall pay to McKesson a termination fee of $1,200,000 on or before the consummation of such acquisition of the company.

     An "acquisition of the company" means any of the following transactions involving our company: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving our company pursuant to which our stockholders immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by us of assets representing in excess of 50% of the aggregate fair market value of our business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the party or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of our capital stock.

AMENDMENTS AND WAIVERS

     The merger agreement may be amended by the parties at any time, by written agreement of executed and delivered by duly authorized officers of the respective parties. A condition to a party's obligation to close the merger may be waived by such party.

EXPENSES

     Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger shall be paid by the party incurring the expense, except the expense of printing and mailing this proxy statement and the expenses of the paying agent shall be shared equally by us and McKesson.

                     ADDITIONAL INFORMATION FOR STOCKHOLDERS

FUTURE MOORE STOCKHOLDER PROPOSALS


     Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, at our 2004 Annual Meeting of Stockholders, which will be held if the merger with McKesson is not consummated, must have been received by us at our principal executive offices no later than the close of business on December 22, 2003, if they were to be included in our proxy statement and proxy relating to such meeting. A stockholder may present a proposal not included in said proxy statement at our 2004 Annual Meeting of Stockholders only if it is presented in compliance with our by-laws and we have notice of such a matter no later than April 16, 2004; however, nominations are governed by special by-law procedures (as described below). Any proposal submitted after April 16, 2004 will be considered untimely and our proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to our Chief Financial Officer.

NOMINATING PROCEDURES

     Our by-laws provide that any stockholder entitled to vote for the election of directors may nominate persons for election as directors only if such stockholder has given written notice of such stockholder's intent to make such nominations, either by personal delivery or by United States mail, postage prepaid, to our Secretary, in care of the Chief Financial Officer, Moore Medical Corp., P.O. Box 1500, New Britain, CT 06050, not later than 60 days before the date of an annual meeting and not less than seven days after the date on which notice of a special meeting is first given to stockholders. Each such notice shall set forth:

          (a) The name and address of the stockholder who intends to make the nominations and of the person or persons to be nominated;

          (b) A representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

          (d) Such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

          (e) The consent of each nominee to serve as a director of Moore if so elected.

The presiding officer of the annual or special meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.


     You can also inspect reports, proxy statements and other information about Moore at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.


     WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS MOORE HAS PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

     With respect to the information contained in this document, we have supplied the information concerning our company, and McKesson has supplied the information concerning McKesson.

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER


                                      Among


                              MCKESSON CORPORATION,


                               MOORE MEDICAL CORP.


                                       and


                            MADISON ACQUISITIONS INC.


                          Dated as of January 19, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER; CLOSING; EFFECTIVE TIME................................A-1
   1.1      The Merger.......................................................A-1
   1.2      Closing..........................................................A-1
   1.3      Effective Time...................................................A-1
ARTICLE II CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
           CORPORATION.......................................................A-2
   2.1      The Certificate of Incorporation.................................A-2
   2.2      The Bylaws.......................................................A-2
ARTICLE III CERTAIN GOVERNANCE MATTERS.......................................A-2
   3.1      Directors of the Surviving Corporation...........................A-2
   3.2      Officers of the Surviving Corporation............................A-2
ARTICLE IV EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES...A-2
   4.1      Effect on Capital Stock..........................................A-2
   4.2      Exchange of Certificates.........................................A-4
ARTICLE V REPRESENTATIONS AND WARRANTIES.....................................A-5
   5.1      Representations and Warranties of the Company....................A-5
   5.2      Representations and Warranties of Parent and Merger Sub.........A-25
ARTICLE VI COVENANTS........................................................A-26
   6.1      Conduct of the Company..........................................A-26
   6.2      Proxy Statement; Stockholders' Meeting..........................A-29
   6.3      Acquisition Proposals...........................................A-30
   6.4      Filings; Other Actions; Notification............................A-32
   6.5      Stockholder Litigation..........................................A-34
   6.6      Access..........................................................A-34
   6.7      Publicity.......................................................A-35
   6.8      Equity Awards...................................................A-35
   6.9      Expenses........................................................A-36
   6.10     Indemnification; Directors' and Officers' Insurance.............A-36
   6.11     Takeover Statute................................................A-38
   6.12     Transfer Taxes..................................................A-38
   6.13     Employee Benefits...............................................A-38
ARTICLE VII CONDITIONS......................................................A-39
   7.1      Conditions to Each Party's Obligation to Effect the Merger......A-39
   7.2      Conditions to Obligations of Parent and Merger Sub..............A-40
   7.3      Conditions to Obligation of the Company.........................A-40
ARTICLE VIII................................................................A-41
TERMINATION.................................................................A-41
   8.1      Termination by Mutual Consent...................................A-41
   8.2      Termination by Either Parent or the Company.....................A-41
   8.3      Termination by the Company......................................A-41
   8.4      Termination by Parent...........................................A-42
   8.5      Effect of Termination and Abandonment...........................A-43

                                     - A-i -

ARTICLE IX MISCELLANEOUS AND GENERAL........................................A-44
   9.1      Survival........................................................A-44
   9.2      Modification or Amendment.......................................A-44
   9.3      Waiver of Conditions............................................A-44
   9.4      Counterparts....................................................A-44
   9.5      Governing Law and Venue; Waiver of Jury Trial...................A-44
   9.6      Notices.........................................................A-45
   9.7      Definitions.....................................................A-46
   9.8      Entire Agreement................................................A-50
   9.9      No Third Party Beneficiaries....................................A-50
   9.10     Obligations of Parent and of the Company........................A-50
   9.11     Severability....................................................A-50
   9.12     Interpretation..................................................A-50
   9.13     Assignment......................................................A-51
   9.14     Captions........................................................A-51

EXHIBIT A   Restated Certificate of Incorporation of the Surviving Corporation

                                    - A-ii -

                          AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 19, 2004, is made and entered into by and among MCKESSON CORPORATION, a Delaware corporation ("Parent"), MOORE MEDICAL CORP., a Delaware corporation (the "Company"), and MADISON ACQUISITIONS INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                                    RECITALS

        WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger") and have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interest of, their respective stockholders:

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       THE MERGER; CLOSING; EFFECTIVE TIME

        1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company pursuant to a statutory merger effected pursuant to Section 251 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Articles II and III. The Merger shall have the effects specified in the DGCL.

        1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (i) at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California at 10:00 A.M. on the second business day after the fulfillment or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

        1.3 Effective Time. Subject to the provisions of this Agreement and as soon as practicable following the Closing, the Company will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in
Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of

                                     - A-1 -

State of Delaware or, if agreed to by Parent and the Company, such later time or date as may be set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

                                   ARTICLE II

                     CERTIFICATE OF INCORPORATION AND BYLAWS

                          OF THE SURVIVING CORPORATION

        2.1 The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in the Merger to read in its entirety as set forth in Exhibit A, and as so amended shall be the restated certificate of incorporation of the Surviving Corporation (the "Charter").

        2.2 The Bylaws. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.

                                   ARTICLE III

                           CERTAIN GOVERNANCE MATTERS

        3.1 Directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

        3.2 Officers of the Surviving Corporation. The officers of the Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

                                   ARTICLE IV

         EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        4.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company or any capital stock of Merger Sub, the following shall occur:

            (a) Merger Consideration.

                (i) Each share of common stock, par value $0.01 per share, of the Company (each a "Share" or, collectively, the "Shares") that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and the Appraisal Shares, as defined below),

                                     - A-2 -
together with the associated Rights (as defined in Section 5.1(c)), shall be converted into the right to receive $12.00 in cash, without interest (the "Merger Consideration").

                (ii) At the Effective Time, all Shares that are issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares and the associated Rights (other than Excluded Shares and Appraisal Shares) shall thereafter represent only the right to receive the Merger Consideration. The right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

            (b) Cancellation of Excluded Shares. At the Effective Time, each Excluded Share that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

            (c) Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one fully-paid and non-assessable share of common stock of the Surviving Corporation.

            (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Shares (the "Appraisal Shares") pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 4.1(a), but instead such holder shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of
Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in
Section 4.1(a), without interest. The Company shall serve prompt notice to Parent of any demands for appraisal of any Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                                     - A-3 -

        4.2     Exchange of Certificates.

            (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Certificates, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 4.1(a) (such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose.

            (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Paying Agent and which shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificate in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the Merger Consideration which the number of Shares (and the associated Rights) previously represented by such Certificate shall have been converted into the right to receive pursuant to
Section 4.1(a), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article IV. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article IV.

            (c) No Further Ownership Rights in Shares. All cash paid upon the surrender of Certificates in accordance with the terms of this Article IV shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares (and associated Rights) formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article IV.

            (d) Termination of the Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not

                                     - A-4 -
theretofore complied with this Article IV shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for the Merger Consideration.

            (e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered immediately prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

            (f) Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to and be income of Parent.

            (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

            (h) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares (and associated Rights) such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares (and associated Rights) in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        5.1 Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by the Company to Parent (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub that:

            (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently

                                     - A-5 -
conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where, in any case, the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect. The Company has made available to Parent a complete and accurate copy of its and its Subsidiaries' certificates of incorporation and bylaws, or other governing documents as applicable, each as amended to date. Such certificates of incorporation and bylaws, or other governing documents, so delivered are in full force and effect. Section 5.1(a) of the Company Disclosure Letter contains a complete and accurate list of each jurisdiction where the Company is qualified or licensed to do business. The Company has made available to Parent complete and accurate copies of the minutes of all meetings of the stockholders of the Company and each of its Subsidiaries, the Board of Directors of the Company and each of its Subsidiaries and the committees of each of such Board of Directors, in each case held since January 1, 2000.

            (b) Subsidiaries. Section 5.1(b) of the Company Disclosure Letter lists each of the Subsidiaries of the Company and, for each such Subsidiary, the state of incorporation or formation and, as of the date hereof, each jurisdiction in which such Subsidiary is qualified or licensed to do business. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity.

            (c) Capital Structure. The authorized capital stock of the Company consists of 10,000,000 Shares, of which 3,200,009 Shares are issued and outstanding as of the date of this Agreement, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Shares"), of which none are outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for or subject to issuance, except (A) 70,000 Preferred Shares, designated Series I Junior Preferred Stock, subject to issuance upon exercise of the rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 18, 1998 (the "Company Rights Agreement"), between the Company and American Stock Transfer & Trust Co., as Rights Agent, and (B) 755,000 Shares reserved for issuance under the Company's stock option or other equity-based compensation plans identified in Section 5.1(c) of the Company Disclosure Letter (collectively, the "Company Stock Option Plans"), of which options to acquire not more than 176,800 Shares are outstanding as of the date of this Agreement. Section 5.1(c) of the Company Disclosure Letter sets forth a correct and complete list of each outstanding option to purchase Shares under the Company Stock Option Plans, as hereinafter defined (each a "Company Option"), as of the date hereof, including the holder, date of grant, exercise price, vesting status and number of Shares subject thereto. All issued and outstanding shares of capital stock or other securities of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above or as disclosed in Section 5.1(c) of the Company Disclosure Letter, there are no shares of capital stock of the Company authorized, issued or outstanding, and except as set forth above, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character (including any restriction on the right to vote, sell or otherwise

                                     - A-6 -
transfer) to which the Company or any of its Subsidiaries is a party or may be bound relating to the issued or unissued capital stock or other securities of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter ("Company Voting Debt"). Except for Shares (or options to purchase Shares) issued pursuant to the Company Stock Option Plans, neither the Surviving Corporation nor Parent nor their respective affiliates has or will, at or after the Effective Time, have any current or future obligation to issue, transfer or sell any shares or securities of the Surviving Corporation, Parent or any of their respective affiliates pursuant to any Compensation and Benefit Plan (as defined in Section 5.1(o)(i)).

            (d) Corporate Authority; Approval and Fairness. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to approval and adoption of this Agreement by the holders of a majority of the outstanding Shares (the "Stockholder Approval") and the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Board of Directors of the Company, at a meeting duly called and held, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein, (iii) directing that the adoption and approval of this Agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt and approve this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way.

            (e) Governmental Filings; No Violations.

                (i) Other than the filings and/or notices (A) contemplated by Section 1.3, (B) with the Securities and Exchange Commission (the "SEC") of
(1) a proxy statement relating to the adoption and approval by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (2) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement and (C) required to be made by the Company or any of its Subsidiaries under applicable state securities or blue sky laws or the rules and regulations of the American Stock Exchange in connection with the Merger or any of the transactions contemplated by this Agreement, no notices, reports or other filings are required to be made with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency, board or

                                     - A-7 -
commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory or governmental or quasi-governmental authority (a "Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially delay the Company's ability to consummate the transactions contemplated by this Agreement.

                (ii) The execution, delivery and performance of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default (with or without notice, lapse of time or both) under, the Company's certificate of incorporation or bylaws or other governing documents or the comparable governing instruments of any of its Subsidiaries,
(B) except as set forth in Section 5.1(e) of the Company Disclosure Letter, (with or without notice, lapse of time or both) a breach or violation of, or a default under, the acceleration of any obligations under, or the creation of a lien, pledge, security interest or other encumbrance on any assets of the Company or any of its Subsidiaries pursuant to, any Contract that is binding upon the Company or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which the Company or its Subsidiaries is subject or (C) any change in the material rights or obligations of any party under any of the Company's or any of its Subsidiaries' Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to (1) have a Material Adverse Effect on the Company, or (2) prevent or materially delay the Company's ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

            (f) SEC Filings; Financial Statements. The Company has on a timely basis filed all forms, reports and documents (including reports filed on SEC Form 8-K) required to be filed by it with the SEC since December 31, 2000, has on a timely basis filed all applicable Form 11-K reports and Form S-8 registration statements required to be filed by it with the SEC for all Company Compensation and Benefit Plans including Company Stock Option Plans, and has delivered or made available to Parent, in the form filed with the SEC, (i) its annual reports on Form 10-K (and all amendments thereto) for the fiscal years ended December 31, 2000, 2001 and 2002, respectively, (ii) its quarterly reports on Form 10-Q for each of the first three quarters in each of the fiscal years of the Company referred to in clause (i) above, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 2000, (iv) all certificates and statements required by (x) Rule 13a-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to in clause (i) or (ii) above, and (v) all other forms, reports and other registration statements filed by the Company with the SEC since December 31, 2000 (the forms, reports and other documents referred to in clauses (i), (ii), (iii), (iv) and
(v) above being, collectively, the "Company SEC Reports"). The Company SEC Reports were, and any Company SEC Reports filed with the SEC subsequent to the date hereof will be, prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder. As of their respective dates, the Company SEC Reports did not, and any Company SEC Report filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a

                                     - A-8 -
material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form, report or other document with the SEC. As used in this Section 5.1(f), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

        Each of the consolidated financial statements (including, in each case, any notes thereto) included in or incorporated by reference into the Company SEC Reports was, and any Company SEC Report filed with the SEC subsequent to the date hereof will be, (i) prepared from and in accordance with the books and records of the Company and its Subsidiaries, (ii) in compliance in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC, and (iii) prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that will not be material in amount or effect).

            (g) Certain Liabilities. Except as disclosed in Section 5.1(g) of the Company Disclosure Letter or disclosed in the Company SEC Reports filed prior to the date hereof, including the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2002 (the "Company Audit Date"), and the notes thereto (the "December 2002 Balance Sheet"), neither the Company nor any Subsidiary has any material liabilities or obligations of any nature (whether known or unknown, accrued, absolute, contingent or otherwise).

            (h) SEC Correspondence. The Company has made available to Parent all comment letters, if any, received by the Company from the SEC or the staff thereof since December 31, 2000 and all responses to such comment letters filed by or on behalf of the Company. The Company has furnished or made available to Parent complete and accurate copies of all material amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC as exhibits to the Company SEC Reports and are currently in effect.

            (i) Financial and Disclosure Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences The Company maintains disclosure controls and procedures as defined by Rule 13a-15 under the Exchange Act that are reasonably effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other

                                     - A-9 -
public disclosure documents. Section 5.1(i) of the Company Disclosure Letter lists, and the Company has made available to Parent complete and accurate copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls and such disclosure controls and procedures.

            (j) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

            (k) Accounting or Audit Irregularities. From the Company Audit Date to the date hereof, neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, executive officer or auditor of the Company or any Subsidiary, has actual knowledge of any material complaint, allegation, assertion or claim, whether made in writing or made orally, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company's Board of Directors or any committee thereof or to any director or executive officer of the Company. From the Company Audit Date to the date hereof, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel or similar legal officer, the Company's Board of Directors or any committee thereof.

            (l) Accounts Receivable. All accounts receivable of the Company and its Subsidiaries reflected on the December 2002 Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and GAAP applied on a consistent basis. The Company's reserve for contractual allowances and doubtful accounts has been prepared in accordance with GAAP applied on a consistent basis. Since the Company Audit Date, neither the Company nor any of its Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company or any of its Subsidiaries sell goods, fill orders or record sales.

            (m) Absence of Certain Changes. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in Section 5.1(m) of the Company Disclosure Letter, as of the

                                    - A-10 -
date hereof there has not been any material adverse change in the condition (financial or otherwise), assets, business or results of operations of the Company or any of its Subsidiaries, taken as a whole, since the Company Audit Date. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in Section 5.1(m) of the Company Disclosure Letter, since the Company Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) as of the date hereof, any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance;
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) in respect of the Company's capital stock or repurchase, redemption or other reacquisition of any shares of capital stock or other securities of the Company; (iii) any change in its accounting principles, practices or methods; (iv) any change in any material tax election or any settlement or compromise of any tax liability or (v) any agreement or commitment to take any of the actions referred to in clauses (ii) through (iv) above. Since the Company Audit Date, except as disclosed in Section 5.1(m)(vi) of the Company Disclosure Letter there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to (x) any officers of the Company or any of its Subsidiaries or (y) any key employees of the Company or any of its Subsidiaries in each case whose annual cash compensation is $100,000 or more, or any amendment of any of its Compensation and Benefit Plans.

            (n) Litigation. There is no civil, criminal or administrative suit, action, proceeding, investigation, review or inquiry pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their properties or rights, except for those that would not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in Section 5.1(n) of the Company Disclosure Letter, there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries.

            (o) Employee Benefits.

                (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, change of control, compensation, medical, health or other welfare plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") has been made available to Parent prior to the date hereof. For each Compensation and Benefit Plan, copies of the following documents (to the extent applicable) have also been made available to Parent prior to the date hereof: (A) any amendments since the last restatement of the plan; (B) any trust agreement or other funding agreement; (C) the most recent Form 5500 annual report, including all attachments; (D) the most recent annual actuarial valuation report; and (E) the most recent IRS determination letter, and any outstanding request for such a letter. The Compensation and Benefit Plans existing as of the date hereof are listed in

                                    - A-11 -

Section 5.1(o)(i) of the Company Disclosure Letter and any "change of control" or similar provisions therein which will be affected by the Merger are specifically identified in Section 5.1(o)(i) of the Company Disclosure Letter.

                (ii) All of the Company's Compensation and Benefit Plans are in substantial compliance with all applicable state, local and federal laws including but not limited to the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Health Insurance Portability and Accountability Act and the Family and Medical Leave Act. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA (a "Pension Plan"), that is intended to be qualified under
Section 401(a) of the Code and is not a standardized prototype plan has received a favorable determination letter from the Internal Revenue Service (the "IRS"), has applied for such letter in a timely fashion, or has a remaining period of time within which to apply for such a letter, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter or any material costs under the Internal Revenue Service's Employee Plans Compliance Resolution System. There is no pending or, to the Company's knowledge, threatened claims or litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or any of its Subsidiaries to fiduciary liability payment of additional benefits or a material tax or penalty imposed pursuant to either Section 4975 of the Code or Section 502 of ERISA.

                (iii) As of the date hereof, except as set forth in Section 5.1(o)(iii) of the Company Disclosure Letter, the Company does not maintain or contribute to an employee pension benefit plan subject to Title IV of ERISA or
Section 412 of the Code.

                (iv) Except as set forth in Section 5.1(o)(iv) of the Company Disclosure Letter, neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan. Except as set forth in Section 5.1(o)(iv) of the Company Disclosure Letter, the Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder. Except as set forth in Section 5.1(o)(iv), the Company and its Subsidiaries do not have any obligation to provide group continuation coverage to former employees or their dependents as required by Section 600 et seq. of ERISA and
Section 4980B of the Code.

                (v) Except as set forth in Section 5.1(o)(v) of the Company Disclosure Letter, neither the execution of this Agreement by the Company, stockholders approval of this Agreement or the Merger nor the consummation of the Merger and the other transactions contemplated by this Agreement will (x) entitle any employees of the Company or any of its Subsidiaries to severance pay, (y) except as contemplated by Section 6.8 hereof, accelerate the time of payment or vesting or trigger any payment of compensation or benefits or forgiveness of indebtedness under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

                (vi) Except as set forth in Section 5.1(o)(vi) of the Company Disclosure Letter, all annual reports required to be filed under any Laws applicable to the Compensation and

                                    - A-12 -

Benefits Plans have been timely filed with the respective governmental agency with which such reports are required to be filed, including, without limitation Form 5500 and Form 11-K.

                (vii) To the Company's knowledge, all Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of the Company or any of its Subsidiaries comply in all material respects with applicable Laws. Except as set forth in Section 5.1(o)(vii) of the Company Disclosure Letter, the Company and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

                (viii) Each field sales representative and telesales representative employed by the Company has entered into a Non-Competition/Non-Disclosure agreement containing terms substantially similar to the terms set forth in Section 5.01(o)(viii)(a) of the Company Disclosure Letter. Each customer support representative employed by the Company has entered into a Non-Disclosure/Non-Solicitation agreement containing terms substantially similar to the terms set forth in Section 5.1(o)(viii)(b) of the Company Disclosure Letter.

                (ix) Except as provided in Section 5.1(o)(ix) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries nor its Consolidated Group is a party to any agreement, plan, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

            (p) Compliance with Laws; Permits.

                (i) The businesses of each of the Company and its Subsidiaries are and have been conducted in substantial compliance with all laws, ordinances, regulations, codes, rules, judgments, orders (whether temporary, preliminary or permanent), decrees, arbitration awards, licenses and permits of any Governmental Entity (collectively, "Laws") applicable thereto, except for violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company or to prevent or materially delay the Company's ability to consummate the transactions contemplated by this Agreement.

                (ii) To the Company's knowledge, no action, demand, requirement, investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries or affecting any of their properties or assets is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the Company's knowledge, no Governmental Entity has made any allegation, and the Company has not received notice that a Governmental Entity is investigating any allegation, with respect to any violation of any Law by the Company or any Subsidiary which, assuming such allegation were true, would be reasonably likely to have a Material Adverse Effect on the Company.

                (iii) Each of the Company and its Subsidiaries has in effect all material approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities (collectively, "Permits"), including all Permits necessary for the receipt, storage, marketing, sale or supply of medical devices and other healthcare products, cosmetics, nutritionals, over-the-counter products, and drugs and related services provided by the

                                    - A-13 -

Company under the Laws of any Governmental Entity, including, but not limited to, the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA") and the Other Regulatory Laws, and the regulations of the Federal Food and Drug Administration (the "FDA"), the Drug Enforcement Agency (the "DEA") and any other Governmental Entity promulgating or enforcing rules or regulations under such Laws, necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted. All material Permits are set forth in Section 5.1(p)(iii) of the Company Disclosure Letter. There has occurred no default under, or violation of, any such Permit, and each such Permit is in full force and effect. To the knowledge of the Company, the Company is in good standing under the Permits. Since January 1, 2000, neither the Company nor any Subsidiary has received any notice from any Governmental Entity that it is or has been in violation of or in default under any Laws. The Company has kept all required records and has filed with the FDA, the DEA and all other Governmental Entities, as applicable, all required notices, supplemental applications and annual or other reports, including adverse reaction reports, with respect to the Company and its Subsidiaries and each Company Product.

                (iv) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any of its directors, employees or agents have engaged in or is being investigated for any activities which are prohibited under any of
(a) Section 3729 of Title 31 of the United States Code, (b) Section 1320a-7a or 1320a-7b of Title 42 of the United States Code, or (c) Section 1395nn of Title 42 of the United States Code, or the regulations promulgated thereunder, or any similar or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, in any case which has had or is reasonably likely to have a Material Adverse Effect on the Company, including, but not limited to, the following: (i) knowingly presenting or causing to be presented a false claim for payment, (ii) knowingly making or using a false record in order to receive payment for a claim, (iii) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment, (iv) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment, (v) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment, (vi) knowingly and willfully soliciting or receiving any remuneration directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by a Federal health care program or (B) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by a Federal health care program, or (vii) referring an individual for "designated health services" to a person or entity with which the referring physician has a financial relationship, as defined in Section 1395nn of Title 42 of the United States Code and the regulations promulgated thereunder.

                (v) To the Company's knowledge, neither the Company, nor any physician employee of the Company, has a financial relationship, ownership interest in or compensation arrangement with any entity (other than the Company) to which the Company or the physician employee makes any referral of or relating to health care and none of the executive officers of

                                    - A-14 -
the Company has any reason to believe that any such financial relationship, ownership interest or compensation arrangement exists. For purposes of this representation, the phrase "financial relationship", "ownership interest", "compensation arrangement", and "referral" shall have the meaning stated in
Section 1395nn of Title 42 of the United States Code and the regulations promulgated thereunder.

                (vi) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any person, including but not limited to persons who (a) have a direct or indirect ownership interest in the Company, (b) are an owner of a whole or part interest in any mortgage, deed of trust, note or other obligation secured by the Company, (c) are an officer or director of the Company, (d) are an agent of the Company, or (e) are a managing employee of the Company, have ever been and are not currently excluded from participating in any Federal health care program. To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any of its directors, employees or agents have ever executed or negotiated a corporate integrity agreement with any Governmental Entity.

            (q) Company Products. Except as set forth in Section 5.1(q) of the Company Disclosure Letter, to the knowledge of the Company, there are no statements, citations or decisions by any Governmental Entity (including, without limitation, the FDA) stating that any of the Company Products is defective or unsafe or fails to meet any standards promulgated by any such Governmental Entity. Except as set forth in Section 5.1(q) of the Company Disclosure Letter, the Company has not received any written complaints of any significant injury or significant harm to any person as a result of the Company Products and, to the knowledge of the Company, there is no (i) fact relating to any of the Company Products that may impose upon the Company or any of its Subsidiaries a duty to recall any of such products or a duty to warn customers of a defect in any of such products, (ii) latent or overt design, manufacturing or other defect in any of such products or (iii) material liability for warranty claims or returns with respect to any of such products not fully reflected on the December 2002 Balance Sheet. Section 5.1(q) of the Company Disclosure Letter sets forth a description of all product warranty claims with respect to the Company Products during the three years immediately preceding the date hereof. Except as set forth in Section 5.1(q) of the Company Disclosure Letter, to the knowledge of the Company, the Company Products conform in all material respects with all applicable Laws and all requests of all Governmental Entities.

        Since December 31, 2000, there have been no recalls, field notifications, or seizures ordered with respect to any of the Company Products, and neither the Company nor any Subsidiary has independently engaged in such recalls or field notifications. No Governmental Entity (including the FDA) has commenced or, to the Company's knowledge, threatened to commence, (i) any action to withdraw any Permits or (ii) any requests to recall any of the products of the Company or any Subsidiary, or commenced or to the Company's knowledge, threatened to initiate, any action to enjoin production or sale of any Company Product or any Subsidiary, nor has the Company or any Subsidiary received any written notice to such effect.

            (r) Takeover Statutes. The Company's Board of Directors has taken all necessary action to approve the transactions contemplated by this Agreement such that the restrictions under Section 203 of the DGCL shall not apply to such transactions. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation

                                    - A-15 -

(each, a "Takeover Statute") is applicable to the Company, the Shares, the Merger Consideration, the Merger, this Agreement or the other transactions contemplated by this Agreement.

            (s) Environmental Matters. Except as disclosed in Section 5.1(s) of the Company Disclosure Letter: (i) the Company and its Subsidiaries have complied in all material respects with all applicable Environmental Laws; (ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries have any material liability under any Environmental Law for any Hazardous Substance disposal or contamination on the properties currently owned or operated by the Company or any of its Subsidiaries; (iii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries have any material liability under any Environmental Law for any Hazardous Substance disposal or contamination on the properties formerly owned or operated by the Company or any of its Subsidiaries; (iv) to the knowledge of the Company, neither the Company nor any of its Subsidiaries have any material liability under any Environmental Law for any Hazardous Substance disposal or contamination on any third party property; (v) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of or has any material liability under any Environmental Law for any release or threat of release of any Hazardous Substance; (vi) since December 31, 2000, neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law in any material respect; (vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is an indemnitor of any third party indemnitee for any liability under any Environmental Law or relating to Hazardous Substances; (viii) to the Company's knowledge, there are no circumstances or conditions involving the Company or any of its Subsidiaries that would reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of the property pursuant to any Environmental Law; (ix) to the knowledge of the Company, none of the properties the Company or any of its Subsidiaries owns, leases or otherwise occupies contain any underground storage tanks, asbestos-containing material, lead-based paint, or polychlorinated biphenyls in violation of any Environmental Law caused by the Company or its Subsidiaries or that would reasonably be expected to result in liability to the Company or its Subsidiaries under any Environmental Law; and (x) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in any activities involving the generation, use, handling or disposal of any Hazardous Substances in violation of any Environmental Law or that would reasonably be expected to result in any material liability under any Environmental Law.

        As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, treaty, order, decree, permit, authorization, policy, opinion, common law or agency requirement applicable to the Company or any of its Subsidiaries relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources or exposure to any harmful or hazardous material, (B) the handling, use, presence, disposal, release or threatened release of any chemical substance or waste water or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

        As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated in any concentration pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or

                                    - A-16 -
plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

            (t) Intellectual Property.

                (i)     As used in this Section 5.1(t):

                "Intellectual Property Rights" means, collectively, means any or all of the following and all rights in, arising out of, or associated therewith:
(i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all mask works and any registrations and applications therefor throughout the world
(vi) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

                "Commercial Software Licenses" means commercially available end-user computer software licenses for software that is used in the ordinary course of the Company's or any of its Subsidiaries' business, where either (i) the total fees for such software license typically do not exceed $5,000 per license per calendar year or (ii) the software is licensed under shrinkwrap, clickwrap or other non-negotiated standard license terms, provided that such software described in the foregoing clauses (i) and (ii) is not a material component of any product or service marketed or commercially exploited by the Company or any of its Subsidiaries that generated 1% or more of the Company's consolidated gross revenues (as determined in accordance with GAAP) during its last completed fiscal year.

                "Third Party IP License" means a license or other similar agreement under which the Company or any of its Subsidiaries is granted rights in or under Intellectual Property Rights, or in software; provided that the term "Third Party IP License" shall not include any Commercial Software Licenses.

                "Material Third Party IP License" means a Third Party IP License of the Company or any of its Subsidiaries, but only if either (A) the total fees, royalties or other payments that the Company or any of its Subsidiaries is required to pay for such Third Party IP License exceeds $25,000 per year or $100,000 in total, or (B) the licensed subject matter of such Third Party IP License is a material component of any product or service marketed or commercially exploited by the Company or any of its Subsidiaries that generated 1% or more of the Company's consolidated gross revenues (as determined in accordance with GAAP) during its last completed fiscal year.

                                    - A-17 -

                (ii) Section 5.1(t)(ii) of the Company Disclosure Letter lists all patents, registered trademarks, service marks, trade names, logos, copyrights and mask works, and all pending applications for patents or for the registration of trademarks, service marks, trade names, logos, copyrights and mask works that are owned or registered in the name of the Company or in the name of any of its Subsidiaries and used in the business of the Company or any of its Subsidiaries as currently conducted (collectively "Registered IP Rights"). All of such Registered IP Rights, if any, have been duly registered in, filed in, applied for or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the appropriate corresponding offices of other jurisdictions, and have been properly maintained and renewed in all material respects in accordance with all applicable provisions of law and administrative regulations in the United States and each such other applicable jurisdiction, except for those Registered IP Rights the failure of which to have so duly registered, filed, applied for or issued would not have a Material Adverse Effect on the Company.

                (iii) Excluding Commercial Software Licenses, the Company or one or more of its Subsidiaries owns and/or has all license or other rights necessary to use, all patents, trademarks, service marks, trade names, logos, copyrights, mask works (whether or not registered), trade secrets and software used in and necessary to conduct the Company's business and the businesses of its Subsidiaries as such businesses are currently conducted (collectively, the Company's "Required IP Rights"). None of the Company's Required IP Rights that is owned by the Company is co-owned with any other Person.

                (iv) Neither the Company nor any of its Subsidiaries is bound by any agreements, including without limitation any license agreements, that have granted to any third party any purchase option, right of first refusal, a consensual security interest, or exclusive rights in any material Required IP Rights that are owned by the Company or any of its Subsidiaries.

                (v) Section 5.1(t)(v) of the Company Disclosure Letter includes a complete and accurate list of all Material Third Party IP Licenses. The Company and its Subsidiaries are in compliance in all material respects with all Third Party Licenses, and are not in default of any Third Party IP Licenses, all of which are in full force and effect.

                (vi) Neither the Company nor any of its Subsidiaries is and will not be as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby, in material breach, violation or default of any Material Third Party IP License. The Company's rights to its Required IP Rights will not be materially adversely affected by the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

                (vii) To the Company's knowledge, there are no claims, suits or demands pending against the Company or any of its Subsidiaries by any other Person pertaining to any of the Company's rights in or with respect to the Required IP Rights, and no proceedings have been instituted, are pending or, to its knowledge, threatened against the Company or any of its Subsidiaries which challenge its rights or the rights of any of its Subsidiaries in or with respect to any of its Required IP Rights. Neither the Company nor its any of its Subsidiaries have received any requests or demands by third parties for the licensing of such third party's Intellectual Property Rights. Section 5.1(t)(vii) of the Company Disclosure Letter contains a complete and

                                    - A-18 -
accurate list of any pending challenges or adversarial proceedings before any patent or trademark authority to which the Company or any Subsidiary is a party (including any pending applications for reexamination of a patent), a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests.

                (viii) The marketing, distribution or sale of any product currently marketed, distributed or sold by the Company or any of its Subsidiaries in the countries where the Company or its Subsidiaries have conducted such activities, does not, to the Company's knowledge, infringe or misappropriate the Intellectual Property Rights, software (including source code and object code), or proprietary non-public technology of any third party.

                (ix) The Company and each of its Subsidiaries has taken all reasonable steps required and customary in accordance with sound business practice to establish, preserve and protect its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology. The Company and each of its Subsidiaries has required all employees and independent contractors having knowledge of non-public information of the Company and each of its Subsidiaries to execute agreements under which such persons are required to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company does not have knowledge of any infringement by others (including any of its employees or former employees) of any Intellectual Property Rights of the Company or any of its Subsidiaries.

                (x) Each person who, in any capacity (including, without limitation, current and former consultants, independent contractors, officers, directors and employees) has had access to the software, propriety technology or trade secrets related to any of its currently offered products or services that the Company purports to own and to embodiments of such software, propriety technology or trade secrets from which such person could potentially misappropriate information or technology of any material value has entered into a written agreement suitable to vest sole and exclusive right, title and interest in and to all inventions, creations, developments, and works in the Company (including, without limitation, intellectual property rights contained therein) to the Company.

            (u) Contracts. Except as set forth in Section 5.1(u) of the Company Disclosure Letter and other than those Contracts identified on the Exhibit index of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Filed Contracts"), there are no Contracts that are material contracts with respect to the Company and its Subsidiaries (together with the Contracts set forth in Section 5.1(u) of the Company Disclosure Letter and the Filed Contracts, the "Material Contracts"). Except as set forth in the corresponding subsection of Section 5.1(u) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to any:

                (i) covenant not to compete or other covenant (i) limiting or restricting the development, manufacture, marketing, distribution or sale of any of the Company Products or any future line extension of such products into other forms or (ii) limiting or restricting the ability of the Company or any of its Subsidiaries to enter into any market or line of business or to compete with any other Person, or any other covenant restricting or prohibiting the Company or

                                    - A-19 -
any of its Subsidiaries or Affiliates from transacting business or dealing in any manner with any other Person;

                (ii) Contract with any Affiliate of the Company or any of its Subsidiaries or any director, officer, stockholder or employee of the Company or any of its Subsidiaries;

                (iii) advertising Contracts requiring aggregate expenditures or fees in excess of $100,000 in any twelve-month period;

                (iv) continuing Contract for the future purchase or price of raw materials, supplies or equipment which involves or would reasonably be expected to involve the payment by the Company or any of its Subsidiaries of more than $100,000 in any twelve month period or which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of the Company and its Subsidiaries;

                (v) management, employment, service, consulting, bonus, incentive compensation, severance or other similar type of Contract;

                (vi) Contract relating in whole or in part to the Intellectual Property Rights of the Company or any of its Subsidiaries (including any Contract under which the Company or any of its Subsidiaries is licensee or licensor of any such Intellectual Property Rights);

                (vii) mortgage, pledge, security agreement, deed of trust, loan agreement, credit agreement, indenture, conditional sale or title retention agreement, equipment financing obligation or other instrument, in any case, involving amounts in excess of $100,000 or granting a lien, pledge, security interest, claim or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries;

                (viii) collective bargaining agreement or other Contract with any labor union or association representing employees;

                (ix) Contract regarding the release, transportation or disposal of Hazardous Substances, or the clean-up, abatement or other action relating to Hazardous Substances or Environmental Laws; (x) Contract establishing or creating any partnership, joint venture, limited liability company, limited liability partnership or similar entity;

                (xi) Contracts to make any capital expenditures or capital additions or improvements with aggregate commitments in excess of $100,000 in any twelve-month period or in excess of $100,000 in the aggregate over the term of any such Contract;

                (xii) Contract relating to the storage or warehousing of any inventory or products of the Company or any of its Subsidiaries, or the charter or purchase of transportation or shipping services;

                (xiii) guarantees or other Contracts in respect of any indebtedness of any Person;

                                    - A-20 -

                (xiv) Contract providing for the indemnification of any current or former director, officer or employee of the Company or any of its Subsidiaries;

                (xv) any other material Contract (other than Filed Contracts) to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or other assets are bound.

        Each Material Contract that requires or may require the consent or waiver of a third party prior to consummation of the transactions contemplated by this Agreement in order to avoid a material breach or violation of, or default under, such Material Contract is identified and marked by an asterisk on
Section 5.1(u) of the Company Disclosure Letter. Each Material Contract is a valid and binding obligation of the Company or its Subsidiary, in full force and effect and enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party to any Material Contract, is in material violation of or in material default under any Material Contract, nor, to the Company's knowledge, except as set forth on
Section 5.1(u) of the Company Disclosure Letter, has any event occurred or circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to (i) result in a material violation of or material default under any Material Contract, (ii) give any party the right to cancel or terminate or modify any Material Contract or (iii) give any party the right to seek material damages or other material remedies. Except as set forth in Section 5.1(u) of the Company Disclosure Letter, there have been no oral or written modifications, amendments or waivers with respect to of any of the terms of any of the Material Contracts.

            (v) Distributors, Suppliers and Customers. No (i) supplier of Company Products that supplied more than $1,000,000 of products to the Company or its Subsidiaries during the year ended December 31, 2003, or (ii) distributor or customer (who has a contract with the Company) who accounted for more than $100,000 of the Company's sales of Company Products or services during the year ended December 31, 2003, has cancelled or otherwise terminated, or, to the knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries. Section 5.1(v) of the Company Disclosure Letter identifies each supplier that meets the criteria in clause (i) above and the Company has previously delivered to Parent a complete and accurate schedule listing each of the ten largest distributors or customers that meet the criteria in clause (ii) above. As of the date hereof, to the knowledge of the Company, the relationships of the Company with the distributors, suppliers and customers identified in Section 5.1(v) of the Company Disclosure Letter are reasonably good relationships.

            (w) Taxes.

                Except as set forth in Section 5.1(w) of the Company Disclosure
Letter:

                (i) The Company and each of its Subsidiaries, and any consolidated, combined, affiliated or unitary group for tax purposes of which the Company or any of its Subsidiaries is or has been a member during any taxable year for which the applicable statute of limitations has not closed (collectively, its "Consolidated Group"), have timely filed all material Tax Returns required to be filed by the Company in the manner provided by law. All such Tax Returns are true, correct and complete in all material respects. The Company and each of its

                                    - A-21 -

Subsidiaries and its Consolidated Group have timely paid all material Taxes due or required to be withheld from amounts owing to any employee, creditor or third party or have provided adequate reserves in their financial statements for any material Taxes that have not been paid, whether or not shown as being due on any Tax Returns. For purposes of this Section 5.1(w) only, the term "material" shall mean any Taxes (including any penalties and interest) which, in the aggregate, exceed $60,000.

                (ii) (1) No claim for material unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its Subsidiaries or its Consolidated Group or is being asserted against the Company or any of its Subsidiaries or its Consolidated Group, except for liens for current Taxes not yet due; (2) no audit, examination, investigation, deficiency or refund litigation or other proceeding in respect of Taxes of the Company, its Subsidiaries or its Consolidated Group has been proposed, assessed or asserted in writing by a Tax authority; (3) neither the Company nor any of its Subsidiaries nor its Consolidated Group is a party to, is bound by, or has any obligation under, or potential liability with regards to, any Tax sharing agreement or has any potential liability or obligation for any Taxes of any Person other than itself whether as a transferee or successor or otherwise; (4) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries or its Consolidated Group and is currently in effect; (5) neither the Company nor any of its Subsidiaries nor its Consolidated Group has any material deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign law) or any excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19; (6) neither the Company nor any of its Subsidiaries nor its Consolidated Group is nor has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code; (7) neither the Company nor any of its Subsidiaries nor its Consolidated Group has agreed to include, or is required to include, in income for any year beginning after the Effective Time, any material adjustment under either Section 481(a) or 482 of the Code (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise; and (8) neither the Company nor any of its Subsidiaries has distributed stock of another entity, or has had its stock distributed by another entity, within the past three (3) years, in a transaction that purported or was intended to be governed in whole or in part by Section 355 of the Code.

                (iii) "Tax" or "Taxes" means any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, employment, payroll, premium, value added, property or windfall profits taxes, environmental transfer taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign.

                (iv) "Tax Return" means any return, declaration, report, statement or information return required to be filed with any Governmental Entity with respect to Taxes.

            (x) Labor Matters. The Company has previously delivered to Parent a complete and accurate schedule showing, with respect to salaried employees, the name, current annual compensation rate (including bonus and commissions), title, current base salary rate, accrued

                                    - A-22 -
bonus, accrued sick leave, accrued vacation benefits and accrued severance pay of each present employee of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel the Company or any Subsidiary to bargain with any labor union or labor organization nor is there pending or, to the Company's knowledge, threatened, any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health. Except as disclosed in
Section 5.1(x) of the Company Disclosure Letter, there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Company's knowledge, threatened, or, to the Company's knowledge, any investigation pending or threatened against the Company or any Subsidiary relating to the Company's employment practices or any of the applicable Laws described in this Section 5.1(x).

            (y) Rights Agreements. The Board of Directors of the Company has taken all action necessary to render the Rights and the Company Rights Agreement inapplicable to the Merger, the execution and delivery of this Agreement and the consummation of the consummation of the other transactions contemplated hereby and a copy of the amendment to the Company Rights Agreement effecting such change has been provided to Permit.

            (z) Real Property. Neither the Company nor any of its Subsidiaries owns or, to the knowledge of the Company, has ever owned any real property.
Section 5.1(z) of the Company Disclosure Letter sets forth a complete and accurate list of all real property leased, subleased, licensed, operated or occupied by the Company or any of its Subsidiaries (collectively the "Company Leases") and the location of the premises. The premises subject to the Company Leases are hereinafter referred to as "Company Leased Property." Except as set forth in Section 5.1(z) of the Company Disclosure Letter, neither the Company, nor any of its Subsidiaries nor, to the Company's knowledge, any other party is in default under any of the Company Leases (nor, to the knowledge of the Company, does there exist any condition which, upon the passage of time or the giving of notice or both, would cause a default). Except as set forth in Section 5.1(z) of the Company Disclosure Letter, no Company Leased Property is occupied by a third party other than the Company or one of its Subsidiaries, and, to the Company's knowledge, no third party has a right to occupy such property other than the Company. The Company has provided to Parent complete and accurate copies of all the Company Leases, including all amendments thereto; no term or condition of any of the Company Leases has been modified, amended or waived except as shown in such copies; and there are no other material agreements or arrangements relating to the Company's or its Subsidiaries' use or occupancy of any of the Company Leased Property. The Company has not transferred, mortgaged or assigned any interest in any of the Company Leases. To the Company's knowledge, there is no pending or threatened condemnation or similar proceeding affecting any Company Leased Property or any portion thereof. The Company Leased Property is in good operating condition and repair and is suitable for the conduct of business as presently conducted therein.

                                    - A-23 -

            (aa) Insurance. Section 5.1(aa) of the Company Disclosure Letter contains a complete and accurate list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Company or any of its Subsidiaries (or their assets or business) as of the date hereof, and the Company has heretofore made available to Parent a complete and accurate copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance by the Company and its Subsidiaries with all Contracts to which the Company or any of its Subsidiaries is a party, and each of the Company and its Subsidiaries has complied in all material respects with the provisions of each such policy under which it is an insured party. The Company has not been refused any insurance with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three (3) years. There are no pending or, to the knowledge of the Company, threatened material claims under any insurance policy.

            (bb) Title to Assets. The Company and its Subsidiaries own, and have good and valid title to, all assets purported to be owned by them, including:
(a) all assets reflected on the December 2002 Balance Sheet (except for assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since December 31, 2002); and (b) all other assets reflected in the books and records of the Company and its Subsidiaries as being owned by the Company and its Subsidiaries. Except for the liens, pledges, security interests, claims or other encumbrances set forth in Section 5.1(bb) of the Company Disclosure Letter, all of said assets are owned by the Company and its Subsidiaries free and clear of any liens, pledges, security interests, claims or other encumbrances, except for (i) any lien, pledge, security interest, claim or other encumbrance for current taxes not yet due and payable and (ii) minor liens, pledges, security interests, claims or other encumbrances that have arisen in the ordinary course of business consistent with past practice and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any of its Subsidiaries ("Permitted Liens").

            (cc) [Reserved]

            (dd) Opinion of Financial Advisor. The Company has received the oral opinion of Lehman Brothers Inc. to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of the Shares (other than Parent and its Affiliates). An executed copy of the written opinion confirming such oral opinion will be delivered to Parent promptly after delivery thereof to the Company.

            (ee) Brokers and Finders. Neither the Company nor any of the Company's officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has engaged Lehman Brothers Inc. as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

                                    - A-24 -

            (ff) Transactions with Affiliates. Except as set forth in Section 5.1(ff) of the Company Disclosure Letter, since December 31, 2000, neither the Company nor any of its Subsidiaries has purchased goods or services from, or sold goods or services to, or otherwise engaged in any transaction with, any Person (i) that is an Affiliate of the Company or (ii) with respect to which any Affiliate of the Company, or any member of the immediate family of any such Affiliate, owns more than 10% of the voting equity of such Person. All such transactions have been conducted on terms at least as favorable to the Company or its applicable Subsidiary as could have been obtained from third parties.

        5.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Company that:

            (a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Parent has made available to the Company a complete and correct copy of its and Merger Sub's certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect.

            (b) Corporate Authority; Approval and Fairness. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a legal, valid and binding agreement of each enforceable against each in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            (c) Governmental Filings; No Violations. Other than the filings and/or notices (A) contemplated by Section 1.3, (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (C) otherwise required to be made by Parent, or Merger Sub under applicable state securities or blue sky laws or the rules and regulations of the American Stock Exchange in connection with the Merger or any of the transactions contemplated by this Agreement, no notices, reports or other filings are required to be made with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent or materially delay Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

        The execution, delivery and performance of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default (with or without notice, lapse of time or

                                    - A-25 -

both) under, either Parent's or Merger Sub's certificate of incorporation or bylaws, (B) (with or without notice, lapse of time or both) a breach or violation of, or a default under, the acceleration of any obligations under, or the creation of a lien, pledge, security interest or other encumbrance on any assets of Parent or Merger Sub pursuant to, any Contract that is binding upon Parent or Merger Sub or any Law or governmental or non-governmental permit or license to which Parent or Merger Sub is subject or (C) any change in the rights or obligations of any party under any of Parent's or Merger Sub's Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent or materially delay its ability to consummate the Merger or any of the other transactions contemplated by this Agreement.

            (d) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (e) Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            (f) Funds. Parent has or will have funds sufficient cash to pay the aggregate Merger Consideration.

            (g) Brokers. None of Parent, Merger Sub or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any broker or finder in connection with the transactions contemplated herein.

                                   ARTICLE VI

                                    COVENANTS

        6.1 Conduct of the Company. From the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the ordinary and usual course consistent with past practice and in a manner not representing a new strategic direction for the Company and its Subsidiaries and shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of Parent, which shall not be unreasonably withheld, or as set forth in the corresponding subsections of Section 6.1 of the Company Disclosure Letter, except as specifically required by this Agreement or applicable Law, from the date hereof until the Effective Time the Company will not, and will not permit any of its Subsidiaries to:

            (a) adopt or propose any change in its certificate of incorporation or by-laws, or amend, modify or terminate the Company Rights Agreement, except that the Company shall

                                    - A-26 -
be permitted to make any amendments to the Company Rights Agreement that may be necessary in order to ensure that its representations in Section 5.1(y) are true and correct and to provide that the Rights issued under such Company Rights Agreement terminate immediately prior to the Effective Time;

            (b) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries;

            (c) issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or its Subsidiaries or any Company Voting Debt other than issuances pursuant to the exercise of convertible securities or warrants outstanding on the date hereof or issuances pursuant to stock based awards or options that are outstanding on the date hereof and are reflected in clause (B) of Section 5.1(c);

            (d) (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by any wholly-owned Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

            (e) redeem, purchase or otherwise acquire directly or indirectly any of the Company's or any Subsidiary's capital stock except purchases or redemptions of capital stock of any wholly-owned Subsidiary of the Company;

            (f) except as provided by Section 6.8 of this Agreement, amend the terms of any Company Options, including, but not limited to, amendments to accelerate or otherwise change the vesting or period of exercisability of Company Options or restricted stock, or reprice Company Options or authorize cash payments in exchange for any Company Options granted under any Company Stock Option Plans;

            (g) make or commit to make any capital expenditure in excess of $500,000 through April 30, 2004, or make or commit to make any capital expenditure in excess of $500,000 after April 30, 2004;

            (h) (i) increase the compensation or benefits of any director, officer or employee, except as required under any existing agreement or commitment and provided that such required increase (including identity of employee) is specifically disclosed on Section 6.1(h) of the Company Disclosure Letter; (ii) enter into (or adopt) any new, or amend any existing, Compensation and Benefit Plan; or (iii) hire any new employee at the level of director or above or with an annual base salary in excess of $100,000 or promote any level to director or manager or above;

            (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any equity interest in or any material portion of the assets of, or by any other manner acquire any business or any Person or division thereof except (x) purchases of inventory in the ordinary

                                    - A-27 -
course of business or (y) pursuant to purchase orders entered into in the ordinary course of business which do not require payments in excess of $500,000 per annum;

            (j) sell, lease, encumber (including by the grant of any option thereon) or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments or with respect to the sale of Company Products in the ordinary course of business consistent with past practice;

            (k) (i) incur or assume any indebtedness, except indebtedness under the Company's current line of credit in an amount that, when aggregated with all then existing indebtedness of the Company, does not exceed $3,500,000; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than its Subsidiaries in the ordinary course of business; or (iii) make or cancel, or waive any rights with respect to, any loans, advances or capital contributions to, or investments in, any other person;

            (l) pay, discharge or satisfy any claims, suits, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the December 2002 Balance Sheet, or incurred subsequent to such date in the ordinary course of business consistent with past practice (and, in any case, only if the amount involved is less than $500,000);

            (m) (i) enter into any license or other Contract with respect to the Intellectual Property Rights owned by the Company other than in the ordinary course of business or (ii) enter into any consulting or independent contracting arrangement under which the Company may be obligated to make payments in excess of $100,000 in the aggregate or that extend for a period longer than one year and may not be terminated by the Company without penalty upon thirty (or less) days notice;

            (n) directly or indirectly, engage in any transaction with, or enter into any Contract with, any director, officer, holder of 5% or more the outstanding Shares or Affiliate of the Company or any individual known to the Company to be a family member of any such Person except for transactions solely between the Company and any wholly-owned Subsidiary of the Company or solely between wholly-owned Subsidiaries of the Company;

            (o) change any method of accounting or accounting practice used by it except any change required by reason of a concurrent change in GAAP;

            (p) amend, modify or otherwise change the terms of any existing Contract to accelerate the payments due to the Company or its Subsidiaries thereunder;

            (q) enter into any joint venture, partnership or other similar arrangement;

            (r) (i) make or change any Tax election, (ii) settle any Tax audit or (iii) file any amended Tax Return or (iv) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries,

                                    - A-28 -
in each case, that is reasonably likely to result in a Tax liability that is material to the Company and its Subsidiaries, taken as a whole;

            (s) enter into any Contract that limits the ability of the Company or any Subsidiary of the Company, or would limit the ability of Parent or any Subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area or during any period;

            (t) except in the ordinary course of business, enter into any material Contract, modify, amend or terminate any material term of any material Contract or waive, release or assign any material rights or claims thereunder;

            (u) enter into any Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of any lien, pledge, security interest, claim or other encumbrance in or upon any of the material properties or other assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

            (v) take any action that would reasonably be expected to cause any of the representations and warranties of the Company contained in this Agreement or the Company Disclosure Letter not to be true and correct as of the date of such action or as of the Closing or otherwise prevent, materially delay or materially impede the consummation of the Merger; and

            (w) agree or commit to do any of the foregoing.

        6.2     Proxy Statement; Stockholders' Meeting.

            (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement, and the Company shall use all reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand, relating to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and
(ii) shall include in such document or response all comments reasonably proposed by Parent.

                                    - A-29 -

Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to stockholders of the Company such amendment or supplement.

            (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") solely for the purpose of obtaining the Stockholder Approval. Subject to Section 6.3 below, the Company shall, through its Board of Directors, recommend that the Company's stockholders vote in favor of the adoption and approval of this Agreement and approval of the Merger and shall include such recommendation in the Proxy Statement. Subject to Section 6.3(d), the Company will use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and approval of the Merger, and will take all other action necessary or advisable under applicable Law to secure Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting.

        6.3     Acquisition Proposals.

            (a) No Solicitation. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of the Company or its Subsidiaries shall, and that it shall use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined in Section 6.3(f)), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of these provisions,
(iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby. The Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal.

            (b) Notification of Unsolicited Acquisition Proposals. As promptly as practicable after receipt of any Acquisition Proposal (and in any event within forty-eight (48) hours of such receipt) or any request for nonpublic information or inquiry which it reasonably believes would lead to an Acquisition Proposal, the Company shall provide Parent with oral and written notice

                                    - A-30 -
of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry. The Company shall provide Parent as promptly as practicable, oral and written notice of any changes in the proposed material terms and conditions or the status of any such Acquisition Proposal, request or inquiry.

            (c) Superior Offers. Notwithstanding anything to the contrary contained in Section 6.3(a), in the event that the Company receives an unsolicited, written Acquisition Proposal from a third party that its Board of Directors has concluded (following consultation with its outside legal counsel and its financial advisor), is, or is reasonably likely to result in, a Superior Offer (as defined in Section 6.3(f)), the Company may then take the following actions:

                (i) Furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) the Company receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are substantially similar to the terms contained in the Confidentiality Agreement (as defined in Section 6.6) and (B) substantially contemporaneously with furnishing any such nonpublic information to such third party, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished); and

                (ii) Participate in negotiations and discussions with the third party with respect to the Acquisition Proposal.

            (d) Changes of Recommendation. In response to the receipt of a Superior Offer, the Board of Directors of the Company may withhold, withdraw, amend or modify its recommendation in favor of this Agreement and the Merger and may indicate that it is doing so because it has received a Superior Offer and, in the case of the Company's receipt of a Superior Offer that is a tender or exchange offer made directly to its stockholders, recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by the Board of Directors of the Company or a committee thereof, a "Change of Recommendation"), if all of the following conditions in clauses (i) through (iii) are met:

                (i)     The Stockholders' Meeting has not occurred;

                (ii) The Company shall have (A) provided Parent with written notice which shall state expressly (1) that it has received a Superior Offer,
(2) the material terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, and (B) considered any counterproposal to the Superior Offer that Parent may make during the three-day period after Parent's receipt of the written notice referred to in clause (A) (no Change of Recommendation being permissible hereunder prior to the end of such three-day period) and (C) determined in the sole judgment of its Board of Directors (following consultation with its outside legal counsel and its financial advisor), that such Superior Offer is more favorable, from a financial point of view, to the Company's stockholders (in their capacities as stockholders) than such counterproposal; and

                                    - A-31 -

                (iii) The Company shall not have breached in any material respect any of the provisions set forth in Section 6.2 or this Section 6.3.

            (e) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the Company shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 6.3(d).

            (f) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                (i) "Acquisition Proposal" shall mean any offer or proposal relating to any transaction (other than the transaction contemplated by this Agreement) or series of related transactions involving: (A) any purchase from the Company or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company, (B) any sale of all or substantially all of the assets of the Company (including its Subsidiaries taken as a whole), or (C) any liquidation or dissolution of the Company; and

                (ii) "Superior Offer" shall mean an unsolicited, written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, or asset purchase, all or substantially all of the assets of the Company or a majority of the total outstanding voting securities of the Company and as a result of which the stockholders of the Company immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of the Company has concluded (following consultation with its outside legal counsel and its financial adviser) (A) to be more favorable, from a financial point of view, to the Company's stockholders (in their capacities as stockholders) than the terms of the Merger (or any counterproposal referred to in Section 6.3(d)(ii)(B)) and (B) the conditions to the consummation of which are reasonably capable of being satisfied.

        6.4     Filings; Other Actions; Notification.

            (a) Each of the Company and Parent shall cooperate with the other and use (and shall cause their respective Subsidiaries to use) all commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be

                                    - A-32 -
obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that neither the foregoing nor anything else in this Agreement shall require Parent to take or to permit the Company to take any action or agree to take any action that would involve the disposition of any assets that are material to Parent and its Subsidiaries, taken as a whole. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

            (b) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

            (c) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or by any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other upon becoming aware of, including a reasonably detailed statement of the relevant facts relating to: (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be likely to cause any representation or warranty of such party contained in this Agreement or the Company Disclosure Letter to be untrue or inaccurate such that the condition set forth in Section 7.2(a) or Section 7.3(a), as applicable, would not be satisfied as of the date of such event or as of the Closing Date; (ii) the occurrence of any event that, were it to have occurred prior to the date hereof, would have caused the representation of the Company set forth in Section 5.1(k) to be untrue, (iii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (iv) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be likely to cause any condition to the obligations of any party to effect the transactions contemplated hereby not to be satisfied. The Company shall give prompt notice to Parent upon becoming aware of any change since the date hereof that has had, or is reasonably likely to have, a Material Adverse Effect on the Company. The parties hereto agree that the delivery of any notice pursuant to this Section 6.4(c) shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                    - A-33 -

        6.5 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior written consent, such consent not to be unreasonably withheld or delayed.

        6.6 Access. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent's officers, employees, counsel, accountants and other authorized representatives ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to the Company's executive officers, accountants, properties, books, contracts and records and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to the Representatives all information concerning its business, properties, results of operations and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, and provided further, however, that the Company may restrict the foregoing access to the extent that (A) in the reasonable judgment of the Company, any law, treaty, rule or regulation of any Governmental Entity applicable to the Company requires the Company or its subsidiaries to restrict or prohibit access to any such properties or information, (B) in the reasonable judgment of the Company, the information is subject to confidentiality obligations to a third party, (C) such disclosure would result in disclosure of any trade secrets of third parties, or (D) disclosure of any such information or document could result in the loss of attorney client privilege; provided, however, that with respect to this clause (D), the Company and/or its counsel shall use their reasonable efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to avoid the loss of attorney client privilege. All requests for information and access made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by its officers. The parties will hold any such information which is nonpublic in confidence pursuant to the terms of the confidentiality agreement, dated October 3, 2003, between the Company and Parent (the "Confidentiality Agreement"). Nothing in this Section 6.6 will modify or alter the provisions of the Confidentiality Agreement; provided, however, that, notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, any confidentiality obligations set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, including the Confidentiality Agreement, as they relate to the transactions contemplated by this Agreement shall not apply to the purported or claimed Federal, state, or local income tax treatment of the transactions (the "Tax Treatment") or to any fact that may be relevant to understanding the purported or claimed Federal, state, or local income tax treatment of the transactions (the "Tax Structure"), and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of the transactions contemplated by this Agreement and any materials of any kind (including any tax opinions or other tax analyses) that relate to the Tax Treatment or Tax Structure. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement. The preceding sentence is intended to ensure that the transactions contemplated by this Agreement shall not be treated as having been offered under conditions of confidentiality for purposes of Treasury Regulation Section 1.6011-4(b)(3) or any successor provision of the Treasury Regulations promulgated under Section 6011 of the Code, or

                                    - A-34 -
any similar state or local provisions, and shall be construed in a manner consistent with such purpose.

        6.7 Publicity. The initial press release concerning the Merger shall be a joint press release and thereafter (except with respect to any press release or public announcement relating to a Change of Recommendation) the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange. Nothing contained in this Agreement shall prohibit the Company or Parent from publicly disclosing this Agreement to the extent such disclosure is required under applicable Law or by obligations pursuant to any listing agreement with, or any rules of, any national securities exchange, provided, that the Company may not disclose a Change of Recommendation except as permitted by Section 6.3.

        6.8     Equity Awards.

            (a) The Company shall amend, or cause to be amended, each Company Stock Option Plan to provide that, or take such other reasonable actions so that, at the Effective Time, each holder of a Company Option that is vested or unvested and unexercised shall receive a "Cash Amount" (less any applicable withholding taxes) equal to the product of (x) the amount (if any) by which the Merger Consideration exceeds the exercise price per Share of the Company Option and (y) the number of underlying Shares with respect to which the Company Option had not been exercised prior to the Effective Time. The Company shall use all commercially reasonable efforts to amend the Company Stock Option Plans to provide that each Company Option shall terminate as of the Effective Time upon the making of such payments.

            (b) The Company shall provide notice to participants in the Company Stock Option Plans that the Company proposes to merge into another corporation; that the participant under the plans or program may exercise his vested and unexercised Company Options in full with respect to Shares not theretofore purchased by him prior to the Effective Time; and that the Company Stock Option Plans have been amended to provide that to the extent such a participant does not exercise such Company Options prior to the Effective Time, such Options shall terminate at the Effective Time and to the extent that such participant holds vested and unexercised Company Options at the Effective Time, such participant shall receive, in settlement of each Company Option held by the participant, the "Cash Amount" described in the preceding paragraph.

            (c) Except as may be otherwise agreed to by Parent and the Company, the Company Stock Option Plans shall terminate as of the Effective Time.

            (d) Prior to the Effective Time, the Company shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including dispositions of Shares, Company Options and any other derivative securities with respect to the Shares, by each individual who is or will be subject to the reporting requirements of

                                    - A-35 -

Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

            (e) Notwithstanding anything to the contrary herein, if it is determined that compliance with any of the foregoing would cause any individual subject to Section 16 of the Exchange Act to become subject to the profit recovery provisions thereof, any Company Options held by such individual will be canceled or purchased, as the case may be, at the Effective Time or at such later time as may be necessary to avoid application of such profit recovery provisions and such individual will be entitled to receive from the Company or the Surviving Corporation an amount in cash or other consideration satisfactory to the Surviving Corporation and such individual equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option, multiplied by the number of underlying shares subject thereto (less any applicable withholding taxes), and the parties hereto will cooperate and take any and all necessary actions so as to achieve the intent of the foregoing without giving rise to such profit recovery.

        6.9 Expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Proxy Statement and expenses of the Paying Agent shall be shared equally by the Company and Parent.

        6.10    Indemnification; Directors' and Officers' Insurance.

            (a) From and after the Effective Time, Parent and the Surviving Corporation, jointly and severally, shall indemnify, defend and hold harmless each present and former director and officer of the Company and its Subsidiaries and each present or former employee, officer or director of the Company who serve or have served at the Company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (in any such case when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties" and each an "Indemnified Party"), against any costs or expenses (including but not limited to reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any threatened or pending claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company is permitted under applicable law and the Company's certificate of incorporation to indemnify such Indemnified Party (and Parent shall also advance expenses to each Indemnified Party as incurred (promptly following Parent's receipt of a written request from the Indemnified Party, together with a statement containing reasonable detail of such expenses) to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such expenses can not be reimbursed or indemnified under applicable law to the extent such undertaking is required by applicable law). For a period of

                                    - A-36 -
six years after the Effective Time, Parent and the Surviving Corporation (or any successor to the Surviving Corporation), jointly and severally, shall indemnify each person who is a beneficiary of the provisions of Article NINTH of the Company's certificate of incorporation as in effect on the date hereof for acts or omissions occurring at or prior to the Effective Time to the same extent that such person is so entitled under said Article NINTH as in effect on the date hereof.

            (b) Any Indemnified Party wishing to claim indemnification under the first sentence of paragraph (a) of this Section 6.10, upon receiving written notification of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party except if, and only to the extent that, such failure materially and irreversibly prejudices Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent shall pay the fees and expenses of counsel selected by the Indemnified Party and reasonably acceptable to Parent, promptly after statements therefor are received, and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Parent will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law shall be made by the written opinion of independent counsel selected by the Parent and reasonably approved by the Indemnified Party, which counsel shall not have, at the time of such determination, otherwise performed services for the Surviving Corporation, Parent or their respective affiliates during the preceding three years; provided, however, that (A) Parent shall be obligated pursuant to this Section 6.10(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to retain separate counsel mutually satisfactory to Parent and such Indemnified Party, (B) the Indemnified Parties shall cooperate in the defense of any such matter and (C) Parent shall not be liable for any settlement effected without its prior written consent (which consent may not be unreasonably withheld or delayed).

            (c) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to maintain with one or more reputable third party insurers directors' and officers' liability insurance in respect of claims arising from acts or omissions occurring at or prior to the Effective Time covering those persons who are covered by the Company's directors' and officers' liability insurance policy as of the date hereof on terms no less favorable than those applicable to the current directors and officers of the Company as of the date hereof; provided, however, that in no event will the Surviving Corporation be required to expend in any one year in excess of two hundred percent (200%) of the annual premium currently paid by the Company for such coverage (and to the extent the annual premium would exceed two hundred percent (200%) of the annual premium currently paid by the Company for such coverage, the Surviving Corporation shall cause to be maintained the maximum amount of coverage as is available for such two hundred percent (200%) of such annual premium).

                                    - A-37 -

            (d) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and estates and such provisions may not be terminated or amended in any manner adverse to the interests of such Indemnified Parties without their prior consent. Nothing in this Section 6.10 shall limit in any way any other rights to indemnification or advancement or expenses that any current or former director, officer, employee or agent of the Company may have by virtue of the certificate of incorporation of the Company or under applicable law. Parent agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the Indemnified Parties, including, without limitation, as provided in its certificate of incorporation, shall survive the Merger, shall become the obligation of Parent and shall continue in full force and effect in accordance with their terms.

            (e) In the event the Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) transfers all or substantially all of its properties to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company and the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.

            (f) After the Effective Time, Parent shall indemnify any Indemnified Party against all reasonable costs and expenses (including reasonable attorneys' fees and expenses) and Parent shall also advance expenses to such Indemnified Party as incurred (subject to the conditions set forth in Section 6.10(a) with respect to the advancement of expenses), relating to the enforcement of such Indemnified Party's rights under this Section 6.10 or under the certificate of incorporation, but Parent shall be obligated to so indemnify only to the extent that such Indemnified Party is ultimately determined to be entitled to indemnification hereunder or thereunder.

        6.11    Takeover Statute.

        If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Board of Directors shall grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        6.12    Transfer Taxes

        All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated hereby shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and timely filing any Tax Returns with respect to such Transfer Taxes.

        6.13    Employee Benefits.

                                    - A-38 -

            (a) Parent agrees that the employees of the Company and its Subsidiaries ("Company Employees") will be provided with benefits under employee benefit plans (other than equity incentive plans) that are comparable in the aggregate to those provided by Parent and its Subsidiaries to similarly situated employees of Parent and its Subsidiaries.

            (b) Following the Effective Time, Parent shall cause service performed by Company Employees for the Company and its Subsidiaries (and any predecessor entities) to be taken into account for purposes of eligibility and vesting, and for purposes of determining severance, vacation and other paid time off entitlements, under the benefit plans of Parent and its Subsidiaries in which Company Employees participate to the extent such service was credited by the Company and its Subsidiaries under similar Benefit Plans. Notwithstanding the foregoing, nothing in this Section 6.13(b) shall be construed to require crediting of service that would result in (i) duplication of benefits, (ii) service credit for benefit accruals under a defined benefit pension plan or for employer contributions under a defined contribution pension plan, or (iii) service credit under a newly established plan for which prior service is not taken into account.

            (c) From and after the Effective Time, Parent shall (i) cause to be waived any pre-existing condition limitations under welfare benefit plans, policies or practices of Parent or its Subsidiaries in which Company Employees participate and (ii) cause to be credited any deductibles and out-of-pocket expenses incurred by such employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the benefit plans provided by Parent and its Subsidiaries.

                                   ARTICLE VII

                                   CONDITIONS

        7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

            (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

            (b) Regulatory Consents. All Required Governmental Consents and Filings shall have been made or obtained (as the case may be).

            (c) No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (d) No Governmental Restriction. There shall not be any pending or overtly threatened suit, action or proceeding asserted by any Governmental Entity challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions

                                    - A-39 -
contemplated by this Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 7.1(c) to not be satisfied.

        7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and the Company Disclosure Letter, when read without any exception or qualification as to materiality or Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date, as if such representations and warranties were made as of the date hereof and as of the Closing Date (except as to any such representation or warranty which speaks as of a specific date, which must be true and correct as of such specific date) except where the failure to be so true and correct would not, individually or in the aggregate with all such failures, be reasonably likely to have a Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

            (c) Absence of Certain Changes. Since the date of this Agreement, there shall not have occurred any change or event (whether alone or together with other changes or events occurring since the date of this Agreement) that has had, or is reasonably likely to have, a Material Adverse Effect on the Company.

            (d) Litigation Matters. There shall not be any suit, action or proceeding pending or threatened (in writing or otherwise directly communicated to the Company) by a Governmental Entity seeking to require Parent or any of its Subsidiaries to take any action that Parent is not required to take pursuant to the proviso in Section 6.4(a).

        7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement, when read without any exception or qualification as to materiality or Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date, as if such representations and warranties were made as of the date hereof and as of the Closing Date (except as to any such representation or warranty which speaks as of a specific date, which must be true and correct as of such specific date) except where the failure to be so true and correct would not, individually or in the aggregate with all such failures, be reasonably likely to materially adversely affect the ability of Parent to effect the Merger in accordance with this Agreement, and the Company shall have received a certificate signed on

                                    - A-40 -
behalf of Parent and Merger Sub by the chief executive officer and chief financial officer of Parent to such effect.

            (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the chief executive officer and chief financial officer of Parent to such effect.

                                  ARTICLE VIII

                                   TERMINATION

        8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a) is obtained, by mutual written consent of the Company, Parent and Merger Sub, by action of their respective boards of directors.

        8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by June 30, 2004 (the "Termination Date"), (b) the Stockholder Approval shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (c) any Law permanently restraining, enjoining or otherwise prohibiting the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company); provided, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been a principal cause of the failure referred to in said clause.

        8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company, by action of the Board of Directors of the Company:

            (a) at any time prior to the time when Stockholder Approval has been obtained if at the time of such termination all of the conditions set forth in clauses (ii) and (iii) of Section 6.3(d) are met; or

            (b) at any time prior to the Effective Time, whether before or after the time when Stockholder Approval has been obtained, if there has been a material breach by Parent or Merger Sub of any representation, warranty or covenant of Parent or Merger Sub set forth in this Agreement or if any representation or warranty of Parent or Merger Sub would be untrue if made on any date prior to the Effective Time, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty would be untrue; provided that if such breach by Parent or Merger Sub or inaccuracy in its respective representation or warranty is curable

                                    - A-41 -
through the exercise of all commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 8.3(b) prior to the date which is twenty (20) calendar days after written notice of such breach or inaccuracy is given by the Company to Parent.

        8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by the Parent, by action of the Board of Directors of
Parent:

            (a) at any time prior to the time when Stockholder Approval has been obtained if (i) the Board of Directors of the Company shall have withdrawn or shall have amended or modified in a manner adverse to Parent its approval or recommendation of this Agreement, (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Company's Board of Directors in favor of the adoption and approval of this Agreement and the approval of the Merger, (iii) the Company's Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal not made by Parent or any of its Affiliates or (iv) there has been a material breach by the Company of any of its obligations under Section 6.2 or Section 6.3;

            (b) at any time prior to the time when Stockholder Approval has been obtained if (i) it has been made known to the stockholders of the Company that any Person (other than Parent or any of its Affiliates) has made or is considering an Acquisition Proposal and thereafter the Company's Board of Directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed (it being understood that such reaffirmation shall not affect the Company's right to thereafter effect a Change of Recommendation in accordance with the provisions of Section 6.3(d)), or (ii) a tender or exchange offer relating to the Company's securities shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company's Board of Directors recommends rejection of such tender or exchange offer; provided, however, that prior to any termination pursuant to this Section 8.4(b), Parent shall have given the Company 24 hours prior written notice; or

            (c) at any time prior to the Effective Time, whether before or after the time when Stockholder Approval has been obtained, if there has been a material breach by the Company of any representation, warranty or covenant of the Company set forth in this Agreement (other than Section 6.2 or Section 6.3) or the Company Disclosure Letter or if any such representation or warranty of the Company would be untrue if made on any date prior to the Effective Time, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such breach by the Company or inaccuracy in its representation or warranty is curable through the exercise of all commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 8.4(b) prior to the date which is twenty (20) calendar days after written notice of such breach or inaccuracy is given by Parent to the Company.

                                    - A-42 -

        8.5     Effect of Termination and Abandonment.

            (a) Any proper termination of this Agreement under Section 8.2, 8.3 or 8.4 above will be effective immediately upon the delivery of written notice of termination by the terminating party to the other parties hereto. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability of any party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

            (b) In the event that (i) a bona fide Acquisition Proposal shall have been made to the Company and made known to stockholders of the Company generally or has been made directly to stockholders of the Company generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal regarding the Company and such Acquisition Proposal or announced intention shall not have been withdrawn prior to the Stockholders' Meeting of the Company and thereafter this Agreement is terminated by either Parent or the Company, as applicable, pursuant to
Section 8.2(b) or, following a willful and material breach by the Company of any covenant set forth in this Agreement, Section 8.4(c), and (ii) within twelve months following any such termination any Person (other than Parent or any of its Affiliates) shall consummate an Acquisition of the Company, then the Company shall pay to Parent by wire transfer of same-day funds, prior to or upon the date of consummation of such Acquisition of the Company, a termination fee of $1,200,000. In the event that this Agreement is terminated by Parent pursuant to
Section 8.4(a) or Section 8.4(b), or by the Company pursuant to Section 8.3(a), then the Company shall promptly, but in no event later than two (2) business days after the date of such termination, pay to Parent by wire transfer of same-day funds an amount equal to the lesser of (x) Parent's and its Affiliates' aggregate costs and expenses (other than wages and salaries and employee benefits paid to employees of Parent or its Subsidiaries) incurred in connection with their evaluation of the transactions contemplated hereby, the negotiation and execution of this Agreement and Parent's and its Affiliates' performance hereunder and (y) Five Hundred Thousand Dollars ($500,000); provided that if within twelve months following any termination of this Agreement pursuant to
Section 8.4(a) or Section 8.3(a) (but not Section 8.4(b)) any Person (other than Parent or any of its Affiliates) shall consummate an Acquisition of the Company, then the Company shall pay to Parent by wire transfer of same-day funds, prior to or upon the date of consummation of such Acquisition of the Company, a termination fee equal to $1,200,000 less any amount theretofore paid to Parent pursuant to this sentence. The term "Acquisition of the Company" for purposes of this Section 8.5(b) means any of the following transactions involving the
Company: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group), directly or indirectly, of beneficial

                                    - A-43 -
ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then-outstanding shares of capital stock of the Company. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the amounts set forth in this
Section 8.5(b), the Company shall pay to Parent or Merger Sub its reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime lending rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

        9.1 Survival. This Article IX, Article IV and the agreements of the Company, Parent and Merger Sub contained in Sections 6.8 (Equity Awards), 6.9 (Expenses) and 6.10 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.9 (Expenses) and Section
8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

        9.2 Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

        9.3 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

        9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        9.5     Governing Law and Venue; Waiver of Jury Trial.

            (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or

                                    - A-44 -
proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 9.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

            (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

        9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                if to Parent or Merger Sub, to:

                McKesson Corporation
                One Post Street
                San Francisco, CA 943104

                Attention:  General Counsel
                Fax: (415) 983- 8826

                                    - A-45 -
                with a copy to:

                Pillsbury Winthrop LLP
                50 Fremont Street
                San Francisco, CA 94105

                Attention:  Blair W. White, Esq.
                Fax: (415) 983-1200

                if to the Company, to:

                Moore Medical Corp.
                389 John Downey Drive
                New Britain, CT 06050

                Attention:  Chief Executive Officer
                Fax: (860) 225-4440

                with a copy to:

                Cadwalader, Wickersham & Taft LLP
                100 Maiden Lane
                New York, NY  10038

                Attention:  Dennis J. Block, Esq.
                Fax: (212) 504-6666

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        9.7     Definitions. For purposes of this Agreement:

            (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

            (b) "Company Products" means any product or drug produced, manufactured, marketed or distributed by the Company or any of its Subsidiaries.

            (c) "Contract" means and includes any agreement, lease, contract, note, mortgage, indenture or other legally binding obligation or commitment, written or oral;

            (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

            (e) "Excluded Shares" means, collectively, (i) Shares owned by Parent or any direct or indirect Subsidiary of Parent, and (ii) Shares that are owned by the Company or any direct or indirect Subsidiary of the Company (and in each case not held on behalf of third parties);

                                    - A-46 -

            (f) "knowledge of the Company," "Company's knowledge," and like phrases mean the actual knowledge of those persons who are as of the date hereof or become after the date hereof and prior to the Effective Time executive officers of the Company as such term is defined in Rule 16a-1(f) under the Exchange Act, which include Linda M. Autore, Jon Garrity and John M. Zinzarella as of the date hereof.

            (g) "Material Adverse Effect" means any change, event, circumstance, set of facts or effect (whether alone or together with other changes, events, circumstances, sets of facts or effects) that, with respect to any Person, is materially adverse to the condition (financial or otherwise), assets, business or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that (i) none of the following shall be considered when determining whether there has been a Material Adverse Effect: any effect that results from (A) changes affecting generally the industry or industries in which such Person or any of its Subsidiaries participates or the U.S. economy as a whole, unless such change shall disproportionately adversely affect such Person or any of its Subsidiaries (B) changes in GAAP or (C) legislative or regulatory changes, and (ii) neither of the following, in and of itself, shall constitute a Material Adverse Effect: (A) any failure on the part of the Company to meet analysts published revenues or earnings predictions for the Company for any period ending (or which revenues or earnings are released) on or after the date of this Agreement or (B) any change in the price of shares of Company Common Stock on or after the date of this Agreement;

            (h) "Other Regulatory Laws" means the FDA Modernization Act of 1997, the Federal Food and Drug Act of 1906, the Public Health Service Act, the Federal Trade Commission Act, the Trademark Act of 1946, the Fair Packaging and Labeling Act, the Drug Price Competition and Patent Term Restoration Act of 1984, the Controlled Substances Act, the Controlled Substances Import and Export Act, the 1962 Drug Amendments, the Child Protection Act, the Animal Drug Amendments of 1968, the Radiation Control for Health Safety Act, the Drug Listing Act, the Orphan Drug Act, the Drug Price Competition and Patent Term Restoration Act, the Generic Animal Drug and Patent Term Restoration Act, the Prescription Drug Marketing Act of 1987, the Safe Medical Devices Act of 1990, the Generic Drug Enforcement Act of 1992, the Prescription Drug User Fee Act of 1992, the Nutrition Labeling and Education Act of 1990, the Dietary Supplement Health and Education Act of 1994, the Fiscal Year 2001 Agriculture Appropriations - Drug Import Provisions, Best Pharmaceuticals for Children Act, the Bioterrorism Act and any state Laws similar or related to any of the foregoing.

            (i) "Person" or "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

            (j) "Required Governmental Consents and Filings" means, to the extent required to have been obtained or made prior to the Effective Time, the filings contemplated by Section 5.1(e)(i)(A), Section 5.1(e)(i)(B), Section 5.1(e)(i)(C), Section 5.2(c)(i)(A), Section 5.2(c)(i)(B) and Section 5.2(c)(i)(C).

            (k) "Securities Act" means the Securities Act of 1933, as amended;
and

                                    - A-47 -

            (l) "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

            (m) Each of the following terms is defined in the Section set forth opposite such term:

            Term                                              Section
            ----                                              -------
            Acquisition of the Company                         8.5(b)
            Acquisition Proposal.....................        6.3(f)(i).
            Affiliate................................           9.7
            Agreement................................         Preamble
            Appraisal Shares.........................          4.1(d)
            Bylaws...................................           2.2
            Cash Amount..............................          6.8(a)
            Certificate..............................        4.1(a)(ii)
            Certificate of Merger....................           1.3
            Change of Recommendation.................          6.3(d)
            Charter..................................           2.1
            Closing..................................           1.2
            Closing Date.............................           1.2
            Code.....................................          4.2(h)
            Comfort Letter...........................          7.2(e)
            Commercial Software Licenses.............        5.1(t)(i)
            Company..................................         Preamble
            Company Audit Date.......................          5.1(g)
            Company Disclosure Letter................           5.1
            Company Employees........................         6.13(a)
            Company Leased Property..................          5.1(z)
            Company Leases...........................          5.1(z)
            Company Option...........................          5.1(c)
            Company Products.........................           9.7
            Company Rights Agreement.................          5.1(c)
            Company SEC Reports......................          5.1(f)
            Company Stock Option Plans...............          5.1(c)
            Company Voting Debt......................          5.1(c)
            Compensation and Benefit Plans...........        5.1(o)(i)
            Confidentiality Agreement................           6.6
            Consolidated Group.......................        5.1(w)(i)
            Contract.................................           9.7
            Costs....................................         6.10(a)
            December 2002 Balance Sheet..............          5.1(g)
            DGCL.....................................           1.1
            Effective Time...........................           1.3
            Environmental Law........................          5.1(s)

                                    - A-48 -

            Term                                              Section
            ----                                              -------
            ERISA....................................        5.1(o)(ii)
            Exchange Act.............................           9.7
            Exchange Fund............................          4.2(a)
            Excluded Shares                                     9.7
            FDA......................................        5.1(p)(ii)
            FDCA.....................................        5.1(p)(ii)
            Filed Contracts..........................          5.1(u)
            GAAP.....................................          5.1(f)
            Governmental Consents....................          7.1(b)
            Governmental Entity......................        5.1(e)(i)
            Hazardous Substance......................          5.1(s)
            Indemnified Party........................         6.10(a)
            Intellectual Property Rights.............        5.1(t)(i)
            knowledge of the Company.................           9.7
            IRS......................................        5.1(o)(ii)
            Laws.....................................        5.1(p)(i)
            Material Adverse Effect..................           9.7
            Material Contracts.......................          5.1(u)
            Material Third Party IP License..........        5.1(t)(i)
            Merger Consideration.....................        4.1(a)(i)
            Merger                                            Preamble
            Merger Sub...............................         Preamble
            Nine-Month Financials....................          7.2(e)
            Other Regulatory Laws ...................           9.7
            Parent...................................         Preamble
            Paying Agent.............................          4.2(a)
            Pension Plan.............................        5.1(o)(ii)
            Permits..................................        5.1(p)(ii)
            Permitted Liens..........................         5.1(bb)
            Person                                              9.7
            Preferred Shares.........................          5.1(c)
            Proxy Statement..........................        5.1(e)(i)
            Registered IP Rights.....................        5.1(t)(ii)
            Representatives..........................           6.6
            Required IP Rights.......................       5.1(t)(iii)
            Rights...................................          5.1(c)
            Securities Act                                      9.7
            SEC......................................        5.1(e)(i)
            Section 262..............................          4.1(d)
            Shares...................................        4.1(a)(i)
            Stockholder Approval                               5.1(d)
            Stockholders' Meeting....................          6.2(b)
            Subsidiary                                          9.7
            Superior Offer...........................        6.3(f)(ii)
            Surviving Corporation....................           1.1

                                    - A-49 -

            Term                                              Section
            ----                                              -------
            Takeover Statute.........................          5.1(r)
            Tax......................................       5.1(w)(iii)
            Tax Return...............................        5.1(w)(iv)
            Tax Structure............................           6.6
            Tax Treatment............................           6.6
            Termination Date.........................           8.2
            Termination Fee..........................          8.5(b)
            Third Party IP License...................        5.1(t)(i)
            Transfer Taxes...........................           6.12

        9.8 Entire Agreement. This Agreement (including any exhibits hereto), the Disclosure Letters hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

        9.9 No Third Party Beneficiaries. Except as provided in Section 6.10 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        9.10 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        9.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        9.12 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule or Exhibit, such reference shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                                    - A-50 -

        9.13 Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct Subsidiary of Parent to be a constituent corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other Subsidiary of Parent and provided that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary of Parent as of the date of such designation. Any purported assignment made in contravention of this Agreement shall be null and void.

        9.14 Captions. The Article, Section and paragraph captions herein are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.


                  [Remainder of Page Intentionally Left Blank]

                                    - A-51 -

 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.


                                    PARENT


                                    By: /s/ Marc E. Owen
                                        --------------------------
                                        Name: Marc E. Owen
                                        Title: Senior Vice President, Corporate
                                        Strategy and Business Development

                                    MOORE MEDICAL CORP.


                                    By: /s/ Linda M. Autore
                                        --------------------------
                                        Name: Linda M. Autore
                                        Title: President and Chief Executive
                                        Officer


                                    MADISON ACQUISITIONS INC.


                                    By: /s/ Marc E. Owen
                                        --------------------------
                                        Name: Marc E. Owen
                                        Title: Senior Vice President

                                    - A-52 -

                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               MOORE MEDICAL CORP.


                                    ARTICLE I

        The name of the corporation is MOORE MEDICAL CORP.

                                   ARTICLE II

        The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The number of shares of stock that the corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

                                    ARTICLE V

        The Board of Directors is expressly authorized to make and alter the Bylaws of the corporation, without any action on the part of the stockholders; but the Bylaws made by the directors and the powers so conferred may be altered or repealed by the directors or the stockholders.

                                   ARTICLE VI

        Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE VII

        A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit.

                                    - A-53 -

        If the General Corporation Law of the State of Delaware hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

                                    - A-54 -

                                                                         ANNEX B

                            [LOGO OF LEHMAN BROTHERS]

                                                                January 19, 2004

Board of Directors
Moore Medical Corp.
389 John Downey Drive
New Britain, CT 06050

Members of the Board:

        We understand that Moore Medical Corp. (the "Company") intends to enter into an agreement with McKesson Corporation ("McKesson") pursuant to which the Company will be merged with and into a wholly owned subsidiary of McKesson ("MergerSub" and such merger, the "Proposed Transaction"). We further understand that upon the effectiveness of such merger, each share of Company common stock that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive $12.00 per share in cash. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated January 19, 2004 among the Company, McKesson and MergerSub (the "Agreement").

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 29, June 28 and September 27, 2003, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections for the Company prepared by the management of the Company (the "Company Projections"), (4) a trading history of the Company's common stock from January 16, 2001 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant and (7) unsolicited indications of interest received from third parties to date regarding a possible acquisition of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

                                     - B-1 -

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we have relied upon such projections in performing our analysis. However, for purposes of our analysis, we also have considered certain somewhat more conservative assumptions and estimates which resulted in certain adjustments to the Company Projections. We have discussed these adjusted projections with the management of the Company and they have agreed with the appropriateness of the use of such adjusted projections, as well as the Company Projections, in performing our analysis. In arriving at our opinion, we have conducted only a limited physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, we have not been authorized to, and have not, solicited any indications of interest or proposals from any third party with respect to the purchase of all or a part of the Company's business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the Company's stockholders in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the remainder of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for McKesson in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and McKesson for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                                      Very truly yours,

                                                      LEHMAN BROTHERS

                                     - B-2 -

                                                                         ANNEX C

DELAWARE GENERAL CORPORATIONS LAW
8 Del. C. Section 262 (2004).

Section 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or

                                     - C-1 -
designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of

                                     - C-2 -
the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.


(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in

                                     - C-3 -
the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the

                                     - C-4 -

Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     - C-5 -

                               FORM OF PROXY CARD
                               MOORE MEDICAL CORP.
                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     THE UNDERSIGNED HEREBY APPOINTS LINDA M. AUTORE AND JOHN M. ZINZARELLA, AND EACH OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT THEIR SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE AS DESIGNATED BELOW ALL THE SHARES OF COMMON STOCK OF MOORE MEDICAL CORP., HELD OF RECORD BY THE UNDERSIGNED ON FEBRUARY 24, 2004 AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT 350 PARK AVENUE, 4TH FLOOR, NEW YORK, NEW YORK, ON MARCH 30, 2004 AT 11:00 A.M., AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


Change of Address

_____________________
_____________________
_____________________


--------------------------------------------------------------------------------
                     TRIANGLE FOLD AND DETACH HERE TRIANGLE

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

PLEASE VOTE BY RETURNING THE ATTACHED PROXY CARD

     Proposal to adopt the Agreement and Plan of Merger, dated as of January 19, 2004, among McKesson Corporation, Madison Acquisitions Inc. and Moore Medical Corp., and approve the merger contemplated by that agreement.

                      FOR          AGAINST         ABSTAIN
                      [ ]            [ ]             [ ]

[ ]  CHECK IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

Vote, sign and date this Proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

[ ]  CHANGE OF ADDRESS ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED AS MANAGEMENT RECOMMENDS ON THESE AND ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

Signature __________________________________      Dated _______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

     If time warrants, improperly signed cards will be returned for correction.


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